UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Gevo, Inc.

(Name of Registrant as Specified In Its Charter)

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345 Inverness Drive South

Building C, Suite 310

Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2016

To the Stockholders of Gevo, Inc.:

The annual meeting of stockholders (the “Annual Meeting”) of Gevo, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. on Wednesday, June 15, 2016, at the Company’s offices located at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, for the following purposes:

1.	To elect the following nominees as Class III members of our Board of Directors to serve for three-year terms: William H. Baum and Gary W. Mize;
2.	To amend the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan to, among other things, increase the number of shares issuable under the plan by 3,000,000 shares;
3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and
4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you owned our common stock at the close of business on April 20, 2016 you may attend and vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in Englewood, Colorado for the ten days prior to the date of the Annual Meeting for any purpose related to the Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet.  As a result, on or about April 26, 2016, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our 2015 Annual Report on Form 10-K (the “2015 Annual Report”).  We believe that this process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet, which are available at http://materials.proxyvote.com/374396. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2015 Annual Report and a form of proxy card or voting instruction card.

Your vote is important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet.  If you requested a paper copy of the proxy materials, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

By Order of the Board of Directors,

/s/ Geoffrey T. Williams, Jr.

Geoffrey T. Williams, Jr.
General Counsel & Secretary

April 22, 2016

Englewood, Colorado

345 Inverness Drive South

Building C, Suite 310

Englewood, Colorado 80112

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors of Gevo, Inc. (the “Company”) is soliciting proxies for its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 15, 2016 at 10:00 a.m. local time at its offices located at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112. Our telephone number is (303) 858-8358.

On or about April 26, 2016, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access this proxy statement and our 2015 Annual Report on Form 10-K (the “2015 Annual Report”) over the Internet, which are available at http://materials.proxyvote.com/374396. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, the 2015 Annual Report and a form of proxy card or voting instruction card. The Notice was sent to stockholders who owned our common stock at the close of business on April 20, 2016, the record date for the Annual Meeting (the “Record Date”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

QUESTIONS AND ANSWERS

Q:	Who may vote at the meeting?
A:

Our Board of Directors has fixed April 20, 2016 as the Record Date for the Annual Meeting. Only stockholders of record at the close of business on April 20, 2016 will be entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on.

Q:	What proposals will be voted on at the meeting?
A:	There are three proposals scheduled to be voted on at the meeting:
•	election of the Class III nominees to our Board of Directors named herein to serve for three-year terms (“Proposal 1”);
•

amendment of the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) to, among other things, increase the number of shares issuable under the 2010 Plan by 3,000,000 shares (“Proposal 2”); and

•	ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (“Proposal 3”).

We will also consider any other business that properly comes before the meeting. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:	What is the quorum requirement for the meeting?
A:

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock are represented in person at the Annual Meeting or by proxy. At the close of business on April 20, 2016, the Record Date for the Annual Meeting, there were 36,152,995 shares of common stock outstanding. Thus, a total of 36,152,995 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 18,076,498 votes must be represented at the Annual Meeting in person or by proxy to have a quorum. The inspector of elections appointed for the meeting by our Board of Directors will count the shares represented in person or by proxy at the Annual Meeting to determine whether or not a quorum is present.

Your shares will be counted as present at the meeting if you:

•	are present and entitled to vote in person at the meeting; or
•	have voted over the Internet or by telephone or if you requested a paper copy of the proxy materials and properly submitted a proxy card or voting instruction card.

Both abstentions and broker non-votes (as described below) will be included in the calculation of the number of shares considered to be present at the meeting for the purpose of determining the presence of a quorum. Abstentions will have no effect on Proposal 1. With respect to Proposals 2 and 3, abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against such proposal. Each proposal identifies the votes needed to approve or ratify the proposed action. In the event we are unable to obtain a quorum, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

Q:	What is the frequency of the Company’s “Say-on-Pay” advisory vote?
A:

At our 2011 annual meeting of stockholders (the “2011 Annual Meeting”), we held our first advisory vote on executive compensation of our named executive officers and on the frequency of holding future advisory votes on executive compensation of our named executive officers. At the 2011 Annual Meeting, our stockholders approved the proposal to hold advisory votes on executive compensation for our named executive officers once every two years. Consistent with the preference expressed by our stockholders, stockholders will have an opportunity to cast an advisory vote on say-on-pay at the 2017 annual meeting of stockholders. Stockholders will have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes at least every six years. The next advisory vote on the frequency of the Say-on-Pay vote will occur no later than 2017.

Q:	What does it mean if I receive more than one Notice?
A:

If you received more than one Notice, each containing a different control number, this means that you have multiple accounts holding shares of our common stock. These may include accounts with our transfer agent, American Stock Transfer & Trust Company, and accounts with a broker, bank or other holder of record. Please vote all proxy cards for which you receive a Notice to ensure that all of your shares are voted.

Q:	How can I get electronic access to the proxy materials?
A:	You can view the proxy materials on the Internet at http://materials.proxyvote.com/374396. Please have your control number available. Your control number can be found on your Notice(s).
Q:	How may I vote my shares in person at the meeting?
A:

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting.

If your shares are held in an account at a brokerage firm, bank, dealer or other similar organization, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the meeting. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, bank or other agent that holds your shares, giving you the right to vote the shares at the meeting.

The meeting will be held at our offices located at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112. You can find directions to our offices on our website at http://www.gevo.com/contact.

Q:	How can I vote my shares without attending the meeting?
A:

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other agent. In most cases, you will be able to do this by using the Internet, by telephone or by mail if you received a printed set of the proxy materials.

By Internet— If you have Internet access, you may vote your shares by logging into the secure website, which will be listed on your Notice and following the instructions provided.

By Telephone— If you have telephone access, you may vote your shares by calling the toll-free number listed on the proxy card and following the instructions provided.

By Mail — If you requested printed copies of the proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in accordance with the instructions provided. If you provide specific voting instructions, your shares will be voted as you have instructed.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on June 14, 2016. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Q:	What happens if I do not give specific voting instructions?
A:

Registered Stockholder of Record — If, at the close of business on April 20, 2016, you are a registered stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name — If, at the close of business on April 20, 2016, you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of The NASDAQ Stock Market LLC (“NASDAQ”), the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of Proposals 1 and 2, provided a quorum is established. However, for proposals for which the required vote is based on the number of shares of common stock issued and outstanding, broker non-votes have the same effect as a vote “AGAINST” the proposal.

Q:	Which ballot measures are considered “routine” or “non-routine?”
A:

Proposal 3, the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, is considered a routine matter under applicable rules. A broker, bank or other holder of record may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3. Proposal 1, regarding the election of Class III directors and Proposal 2, regarding the amendment of the 2010 Plan are generally considered non-routine matters under applicable rules. A broker, bank or other agent cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 2.

If you hold your shares in street name and you do not instruct your bank, broker, or other agent how to vote your shares on Proposals 1 and 2 no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted.

Q:	How can I revoke my proxy and change my vote after I return my proxy card?
A:

You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date, by voting by using the Internet or by telephone, either of which must be completed by 11:59 p.m. Eastern Daylight Time on June 14, 2016 (your latest Internet or telephone proxy will be counted); or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a broker, bank or other agent, you must contact that broker, bank or other agent directly to revoke any prior voting instructions.

Q:	Who will pay the costs of this proxy solicitation?
A:

We will bear the entire cost of solicitation of proxies, including maintenance of the Internet website used to access the proxy materials; maintenance of the Internet website used to vote; and preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders who request paper copies of such materials. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies. We expect to pay D.F. King & Co., Inc. $6,500, plus reimbursement of reasonable expenses. We and our directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and we may reimburse them for their costs in forwarding the solicitation materials to such beneficial owners.

Q:	Where can I find the voting results of the meeting?
A:

The preliminary voting results will be announced at the meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (the

“SEC”) within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 15, 2016: The Notice of Annual Meeting, Annual Report, proxy statement and proxy card are available online at http://materials.proxyvote.com/374396.

PROPOSAL 1

ELECTION OF DIRECTORS

Overview

The Company’s Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one third of the total number of directors constituting the entire Board of Directors and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

There are currently six directors serving on the Board of Directors and three vacancies. Our Amended and Restated Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors. Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office, even if less than a quorum. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

At this Annual Meeting, the term of the following Class III directors will expire: William H. Baum and Gary W. Mize.

The nominating and corporate governance committee of our Board of Directors (the “Nominating and Corporate Governance Committee”) has recommended that each of William H. Baum and Gary W. Mize be elected to serve as Class III directors at the Annual Meeting.  Mr. Baum currently serves as a director of the Company and was originally recommended by Dr. Gruber. His appointment to the Board of Directors was approved by a majority of our directors then in office, effective January 19, 2016.  Mr. Mize currently serves as a director of the Company and was most recently elected by our stockholders on June 6, 2013.

Our stockholders will vote for the Class III nominees listed above to serve until our 2019 annual meeting of stockholders and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal. The members of our Board of Directors who are Class I and Class II directors will be considered for nomination for election in 2017 and 2018, respectively.

Nominees for Election as Class III Directors with Terms Expiring in 2019

The nominees listed below have been recommended by the Nominating and Corporate Governance Committee to be elected to serve as Class III directors. If elected at the Annual Meeting, each of these nominees would serve until the 2019 annual meeting of stockholders and until his successor is elected and qualified or until such director’s earlier death, resignation or removal. There are no family relationships among our directors or executive officers. If either nominee is unable or declines to serve as a director, the Board of Directors may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.

William H. Baum, age 70, has served as a director of the Company since January 2016 and serves on our Nominating and Corporate Governance Committee.  Since January 2015, Mr. Baum has operated a consulting business advising small biofuel and renewable chemical companies on a variety of commercial matters.  Bill served as Chief Business Development Officer of Genomatica, Inc. from September 2010 until April 2014. From August 1997 to September 2010, Mr. Baum served in various roles at Diversa Corporation (now known as Verenium Corporation), a biotechnology company focused on the development of biofuels, including Vice President Sales and Marketing from August 1997 to November 1999, Senior Vice President, Business Development from November 1999 to July 2002 and Executive Vice President, Business Development from July 2002 to August 2010. Prior to joining Diversa, Mr. Baum served as the Vice President of Global Sales and Marketing at International Specialty Products, Inc., a specialty chemicals company, and held a variety of executive positions, both in the United States and internationally, at Betz Laboratories, Inc., a specialty chemicals company.  We believe Mr. Baum’s qualifications to sit on our Board of Directors include his business development experience in the biofuels and biotechnology industries.

Gary W. Mize , age 65, has served as a director of the Company since September 2011 and serves on the Audit Committee of the Board of Directors (the “Audit Committee”) and Compensation Committee of the Board of Directors (the “Compensation Committee”). Since October 2009, Mr. Mize has held the position of partner and owner at MR & Associates. Mr. Mize served as President of Rawhide Energy LLC, an ethanol company, from April 2007 to April 2009. Mr. Mize also served as non-executive Chairman at Ceres Global AG, a Canadian public company that serves as a vehicle for agribusiness investments, from December 2007 to April 2010, and has served as an independent director of Ceres Global AG and a member of its audit committee since October 2013. In addition, Mr. Mize served Noble Group, Hong Kong, as Global Chief Operating Officer and Executive Director from July 2003 to December 2005 and Non-Executive Director from December 2005 to December 2006. Previously, he was President of the Grain Processing Group at ConAgra Foods, Inc., President and Chief Executive Officer of ConAgra Malt and held various positions at Cargill, Inc. Mr. Mize holds a B.A. in Business and Marketing from Michigan State University. Mr. Mize brings international business experience to the Board of Directors having previously held expatriate positions in Switzerland, Brazil and Hong Kong. We believe Mr. Mize’s qualifications to sit on our Board of Directors include his international experience, coupled with more than 35 years of experience in agribusiness.

Vote Required and Board of Directors Recommendation

The affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting is required to elect William H. Baum and Gary W. Mize as Class III directors to serve until the 2019 annual meeting of stockholders. A “plurality” means, with regard to the election of directors that the nominee for director receiving the greatest number of “for” votes from the votes cast at the Annual Meeting will be elected. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Proxies cannot be voted for a greater number of persons than two, the number of nominees named above.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE

“FOR” THE ELECTION OF EACH CLASS III NOMINEE.

Incumbent Class I Directors with Terms Expiring in 2017

Ruth I. Dreessen, age 60, has served as a director of the Company since March 2012.  Ms. Dreessen is Managing Director of Lion Chemical Partners, LLC, a private equity firm focused on the chemical and related industries. Prior to joining Lion Chemical Partners, Ms. Dreessen served as the Executive Vice President and Chief Financial Officer of TPC Group Inc. from 2005 to 2010. Before joining TPC Group, Ms. Dreessen served as Senior Vice President, Chief Financial Officer and Director of Westlake Chemical Corporation. She spent 21 years at JP Morgan Securities and predecessor companies, ultimately as a Managing Director of chemicals investment banking.

Ms. Dreessen serves as the independent Chairperson of the Board of Directors and is also a member of the Audit Committee, the Compensation Committee, and the Nominating & Corporate Governance Committee. She previously served on the boards of Targa Resources LP, Versar, Inc., the Georgia Gulf Corporation, Westlake Chemical Corporation and the Better Minerals & Aggregates Corporation.  We believe Ms. Dreessen’s qualifications to sit on our Board of Directors include her years of experience as an executive in the chemicals industry and her experience sitting on our Board of Directors and the boards of other public companies..

Patrick R. Gruber, Ph.D., age 55, has served as Chief Executive Officer and a director of the Company since 2007. Prior to joining the Company, from 2005 to 2007, Dr. Gruber was President and Chief Executive Officer of Outlast Technologies, Inc. (“Outlast Technologies”), a technology and marketing company primarily serving the textile industry, where he was responsible for all aspects of Outlast Technologies’ business. Previously, Dr. Gruber co-founded NatureWorks LLC (formerly Cargill Dow, LLC) (“NatureWorks”) and served as Vice President, Technology and Operations, and Chief Technology Officer from 1997 to 2005, where he was responsible for all aspects of the business’ project, application and process technology development. Dr. Gruber is a member of the Bioenergy Technical Advisory Committee for the Energy Future Coalition. From 2007 to May 2012, Dr. Gruber served on the board of directors of Segetis, Inc. From 2007 to January 2012, Dr. Gruber served on the board of directors of Green Harvest Technologies, LLC and from 2007 to 2008, he served on the board of directors of Outlast Technologies. In 2011, Dr. Gruber was awarded the University of Minnesota Outstanding Achievement Award. In 2008, Dr. Gruber was awarded the first ever George Washington Carver Award, recognizing significant contributions by individuals in the field of industrial biotechnology and its application in biological engineering, environmental science, biorefining and biobased products.

Incumbent Class II Directors with Terms Expiring in 2018

Andrew J. Marsh, age 60, has served as a director of the Company since February 2015 and serves on our Compensation Committee. Since April 2008, Mr. Marsh has served as President and Chief Executive Officer of Plug Power Inc., an alternative energy technology provider engaged in the design, development, manufacture, and commercialization of fuel cell systems for the industrial off-road markets worldwide. Previously, Mr. Marsh was a co-founder of Valere Power (“Valere”), where he served as Chief Executive Officer and a board member from Valere’s inception in 2001 through its sale to Eltek ASA in 2007. Prior to founding Valere, Mr. Marsh spent almost 18 years with Lucent Bell Laboratories in a variety of sales and technical management positions. Mr. Marsh is a member of the board of directors for the California Hydrogen Business Council, a non-profit group comprised of organizations and individuals involved in the business of hydrogen. We believe Mr. Marsh’s qualifications to sit on our board of directors include his years of experience as an executive in the alternative energy industry.

Johannes Minho Roth, age 37, has served as a director of the Company since July 2015 and serves on our Audit Committee.   Since 2006, Mr. Roth has served as the Chief Executive Officer, Managing Director, Fund Manager and a member of the board of directors of FiveT Capital Holding AG, a Switzerland based investment holding company with a portfolio of equity stakes in privately owned financial technology, risk and asset management related companies.  From 1999 to 2006, Mr. Roth served as an Equity Specialist Trader and Proprietary Trader at Baader Bank AG.  Since April 2013, Mr. Roth has served as a member of the board of directors for Plug Power Inc.  Mr. Roth also serves as a member of the Supervisory Board at Insilico Biotechnology AG, a director of ProMIS Neurosciences Inc. (previously known as Amorfix Life Sciences Ltd.) and a director at Phorm Corporation Limited. We believe Mr. Roth’s qualifications to sit on our board of directors include his years of experience in the banking and financial services industries.

PROPOSAL 2

AMENDMENT OF THE GEVO, INC. AMENDED AND RESTATED 2010 PLAN

TO INCREASE THE NUMBER OF SHARES ISSUABLE BY 3,000,000 SHARES

The Board of Directors believes that the future success of the Company depends, in large part, upon our ability to attract, retain and motivate key employees and that the granting of stock options and other equity awards serves as an important factor in retaining key employees. On April 14, 2016, our Board of Directors approved, subject to stockholder approval, the amendment of the Gevo, Inc. Amended and Restated 2010 Plan (the “2010 Plan”) to increase the number of shares reserved for issuance under the 2010 Plan from 1,371,419 to 4,371,419 shares. As of April 20, 2016 there were 34,316 shares available for issuance under the 2010 Plan and 76,329 shares of common stock available for future grant under our Employee Stock Purchase Plan.

The Board of Directors believes the current number of shares remaining available for issuance under the 2010 Plan is insufficient. Based on our current rate of option and other equity incentive grants, including contracted minimum grants contained in employment agreements of certain of our executive officers representing a fair value of $200,000 per year, as well as our anticipated potential hiring of new employees, the Board of Directors believes the existing share reserve will be exhausted within the next two months. Without the ability to provide equity compensation, we may be unable to attract and retain key employees. If this proposal is approved, we intend to continue to provide equity incentives to existing key employees as well as to certain newly hired employees, if any, and independent directors.

The proposed increase of 3,000,000 shares was determined by comparing our past option and other equity incentive grants to key employees and newly hired employees to our current hiring and retention plan, planned grants to certain key employees as a retention tool and contracted fair value amounts included in the employment agreements of certain of our executive officers. The proposed increase in the number of shares reserved from 1,371,419 to 4,371,419, which when combined with outstanding options under our predecessor 2006 Omnibus Securities and Incentive Plan (the “2006 Plan”), under which no further shares have been granted since the adoption of the 2010 Plan, would result in an aggregate number of shares reserved for issuance under our stock plans that is equal to 12.4% of our issued and outstanding common stock as of April 20, 2016.

In considering this proposal, it is important for stockholders to note that, in order to fund the business, the Company has issued a significant number of warrants to purchase shares of our common stock since 2013.  Assuming that one hundred percent (100%) of the shares remaining to be issued pursuant to those warrants were issued and outstanding as of April 20, 2016, the proposed increase in the number of shares reserved from 1,371,419 to 4,371,419, when combined with outstanding options under the 2006 Plan, under which no further shares have been granted since the adoption of the 2010 Plan, would result in an aggregate number of shares reserved for issuance under our stock plans that is equal to 5.4% of our issued and outstanding common stock on a fully-diluted basis.

In sum, the Board of Directors believes that the proposed amendment of the 2010 Plan to increase the number of shares available for issuance under the 2010 Plan is in the best interests of our Company and our stockholders, and recommends a vote for this proposal.

A summary of the 2010 Plan appears in the section titled “Compensation of Executive Officers — Employee Benefit and Stock Plans — Amended and Restated 2010 Stock Incentive Plan,” and is qualified by the full text of the 2010 Plan. A copy of the 2010 Plan, as proposed to be amended, is attached as Appendix A to this proxy statement.

Vote Required and Board of Directors Recommendation

Approval of this proposal will require the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal. Broker non-votes will not have any effect on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

AMENDMENT OF THE 2010 PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors (the “Audit Committee”) has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2016, and urges you to vote for ratification of Grant Thornton LLP’s appointment. Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm is not required by our Amended and Restated Bylaws (“Bylaws”) or otherwise. However, the Board of Directors is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

Grant Thornton LLP served as our independent registered public accounting firm for the year ended December 31, 2015.  Deloitte & Touche LLP served as our independent registered public accounting firm for the years ended December 31, 2014 and 2013. During the second quarter of 2015, the Audit Committee solicited proposals from several audit firms to serve as our independent registered public accounting firm. The Audit Committee conducted this review in keeping with its responsibilities to evaluate and select our independent registered public accounting firm and because it believes that it should conduct periodic reviews as a matter of good corporate governance. Following approval from the Audit Committee, on May 26, 2015 the Audit Committee approved the dismissal of Deloitte & Touche LLP and the engagement of Grant Thornton LLP to serve as our independent registered public accountants for the 2015 fiscal year. In deciding to engage Grant Thornton LLP, the Audit Committee considered its reputation in the auditing field and its professional qualifications, and reviewed auditor independence issues and existing commercial relationships with Grant Thornton LLP. The Audit Committee concluded that Grant Thornton LLP had no relationship with us that would impair its independence.

We expect representatives of Grant Thornton LLP and Deloitte & Touche LLP to be present at the Annual Meeting and available to respond to appropriate questions by stockholders. Additionally, the representatives of Grant Thornton LLP and Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.

Principal Accountant Fees and Services

The following table presents the aggregate fees billed or accrued for professional services rendered by Grant Thornton LLP during 2015 and Deloitte & Touche LLP, the Company’s previous independent auditor, during 2013, 2014 and 2015:

Type	Grant Thornton 2015	Deloitte & Touche 2015	2014	2013
Audit Fees	$403,740	$206,000	$433,000	$415,000
Audit Related Fees	—	—	—	—
Tax Fees	21,830	—	17,000	25,000
All Other Fees	—	—	—	—
Total Fees	$425,570	$206,000	$450,000	$440,000

Audit Fees — This category includes the aggregate fees billed or accrued for each of the last three fiscal years for professional services rendered by the independent auditor for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Registration Statement on Form S-3 and quarterly reports filed with the SEC and services that are normally provided by the independent auditors in connection with other statutory and regulatory filings made by the Company during those fiscal years.

Tax Fees — This category includes the aggregate fees billed in each of the last three years for professional services rendered by the independent auditor for tax compliance, tax planning and tax advice.

Audit Committee’s Pre-Approval Policies and Procedures

Before our independent registered public accounting firm is engaged by us to render audit or non-audit services, each such engagement is approved by our Audit Committee. From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our Audit Committee may delegate the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm to one or more subcommittees (including a subcommittee consisting of a single member). Any approval of services by a subcommittee of our Audit Committee pursuant to this delegated authority is reported at the next meeting of our Audit Committee.

Vote Required and Board of Directors Recommendation

Stockholder ratification of Grant Thornton LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of our Board of Directors and our Code of Business Conduct and Ethics described below may be viewed on our website at http://ir.gevo.com under the heading “Corporate Governance.” Alternately, you can request a copy of any of these documents free of charge by writing to our Secretary, c/o Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112.

Our Board of Directors has adopted corporate governance guidelines to assist the Board of Directors in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. The corporate governance guidelines are available for review on our website at http://ir.gevo.com under the heading “Corporate Governance.” These guidelines, which provide a framework for the conduct of our Board of Directors’ business, provide:

•	that the Board of Directors’ principal responsibility is to oversee the management of the Company;
•	criteria for Board of Directors membership;
•	that a majority of the members of the Board of Directors shall be independent directors;
•	limits on a director’s service on boards of directors of other public companies;
•	for the appointment of a lead independent director;
•	that the independent directors meet regularly in executive session;
•	that at least annually, the Board of Directors and its committees will conduct a self-evaluation; and
•	that directors have complete access to all officers and employees.

Independence of Directors

As required by the listing standards of NASDAQ, a majority of the members of our Board of Directors must qualify as “independent,” as affirmatively determined by our Board of Directors. Our Board of Directors consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable NASDAQ listing standards.

Our Board of Directors has unanimously determined that five of our current directors, constituting a majority of the Board of Directors, are “independent” directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In making this determination, the Board of Directors has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent director, that none of the independent directors has a material relationship with us (either directly or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us). In addition, based upon such standards, the Board of Directors determined that Dr. Patrick Gruber, who currently serves as a Class I director, is not “independent” because he is our Chief Executive Officer.

Board of Directors Leadership Structure

The Board of Directors believes that its current independent Board of Directors structure is best for our Company and provides good corporate governance and accountability. The Board of Directors does not have a fixed policy regarding the separation of the roles of the Chairperson of the Board of Directors and the Chief Executive Officer because it believes the Board of Directors should be able to freely select the Chairperson of the Board of Directors based on criteria that it deems to be in the best interests of the Company and its stockholders. The functions of the

Board of Directors are carried out by the full Board of Directors, and when delegated, by the Board of Directors committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

Ms. Ruth I. Dreessen is the Chairperson of our Board of Directors and Dr. Patrick Gruber is our Chief Executive Officer. Ms.. Dreessen was originally appointed to the Board of Directors in 2012, and was subsequently elected to the Board of Directors by our stockholders at the 2014 annual meeting of stockholders. The Board of Directors believes that the current structure of a separate Chairperson of the Board of Directors and Chief Executive Officer is the optimum structure for the Company at this time.

Board of Directors’ Role in Risk Oversight

The risk oversight function of the Board of Directors is carried out by both the Board of Directors and the Audit Committee. The Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest and oversees management of risks associated with environmental, health and safety concerns. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed about such risks by the committees.

Meetings

Our Board of Directors is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board of Directors and the committees of the Board of Directors. Regular communications between our directors and management also occur apart from meetings of the Board of Directors and committees of the Board of Directors. During fiscal year 2015, there were twelve meetings of the Board of Directors. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors, which were held during the period for which he or she was a director. The Board of Directors also encourages its directors to attend annual meetings of our stockholders and one director attended the annual meeting of our stockholders held on July 7, 2015.

Information Regarding Board of Directors’ Committees

Our Board of Directors has established a standing Audit Committee, a standing Compensation Committee and a standing Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. All three committees operate under written charters adopted by our Board of Directors, each of which is available on our website at http://ir.gevo.com under the heading “Corporate Governance.” The following table provides membership and meeting information for fiscal year 2015 for each of the Board of Directors committees. Each director attended at least 75% of the aggregate number of meetings of the committees of the Board of Directors on which he or she served, which were held during the period for which he or she was a director and/or committee member.

Name	Audit		Compensation		Nominating and Corporate Governance
Employee Director:
Patrick R. Gruber	—		—		—
Non-Employee Directors:
Ruth I. Dreessen	X		X		X	(1)
Andrew J. Marsh			X	(1)	X
Gary W. Mize	X	(1)	X		X
Johannes Minho Roth	X
Total meetings in fiscal year 2015	4		1		—
Total actions by written consent in fiscal year 2015	1		—		—

(1)	Committee Chair.

Below is a description of each committee of our Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee appoints the independent registered public accounting firm; evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC; reviews our critical accounting policies and estimates; and annually reviews the Audit Committee charter and the committee’s performance.

The current members of our Audit Committee are Ruth I. Dreessen, Gary W. Mize and Johannes Minho Roth, each of whom is a non-employee member of our Board of Directors. Mr. Mize was appointed Chair of the Audit Committee September 29, 2015.  Our Board of Directors has determined that all members of our Audit Committee meet the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has further determined that Ms. Dreessen is our audit committee financial expert, as that term is defined under the applicable rules of the SEC, and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ, a copy of which can be found on our website at http://ir.gevo.com under the heading “Corporate Governance.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by it; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee’s role also includes reviewing our public disclosures and meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee held four meetings during fiscal year 2015. Each member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets NASDAQ’s financial literacy requirements, and the Board of Directors has further determined that Ms. Dreessen is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC and also meets NASDAQ’s financial sophistication requirements. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can be found on our website at http://ir.gevo.com under the heading “Corporate Governance.”

We have reviewed and discussed with management and Grant Thornton LLP our audited financial statements. We discussed with Grant Thornton LLP the overall scope and plans of their audit. We met with Grant Thornton LLP, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have reviewed and discussed with Grant Thornton LLP matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board. We have received from Grant Thornton LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence. We have discussed with Grant Thornton LLP matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with Grant Thornton LLP’s independence.

Based on the reviews and discussions referred to above and our review of the Company’s audited financial statements for fiscal year 2015, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

Gary W. Mize, Chair
Ruth I. Dreessen
Johannes Minho Roth

The foregoing Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this report by reference.

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee also recommends to our Board of Directors the issuance of stock options and other awards under our stock plans.  The Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under the Company’s equity incentive plans to persons who are not (a) “Covered Employees” under Section 162(m) of the Code; (b) individuals with respect to whom the Company wishes to comply with Section 162(m) of the Code; or (c) then subject to Section 16 of the Exchange Act.

The current members of our Compensation Committee are Ruth I. Dreessen, Andrew J. Marsh and Gary W. Mize, each of whom is a non-employee member of our Board of Directors. Mr. Marsh serves as the Chair of the committee. Our Board of Directors has determined that each of the members of our Compensation Committee is an independent or outside director under the applicable rules and regulations of the SEC, NASDAQ and the Code, relating to Compensation Committee independence. The Board of Directors also considered whether any member of the Compensation Committee has a relationship to us which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director, and whether such director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries. The Board of Directors concluded that there are no business relationships that would interfere with the exercise of independent judgment by any of the members of our Compensation Committee.

The Compensation Committee operates under a written charter, a copy of which can be found on our website at http://ir.gevo.com under the heading “Corporate Governance.” On an annual basis, the Compensation Committee reviews and evaluates its written charter and the performance of the committee and its members, including compliance of the committee with its written charter.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Ruth I. Dreessen, Andrew J. Marsh and Gary W. Mize.  None of our executive officers currently serves, or served during 2015, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.  No member of our Compensation Committee has ever been an executive officer or employee of the Company.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

COMPENSATION COMMITTEE

Andrew J. Marsh, Chair
Ruth I. Dreessen
Gary W. Mize

The foregoing Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act or under the Exchange Act except to the extent we specifically incorporate this report by reference .

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board of Directors concerning governance matters.

The current members of our Nominating and Corporate Governance Committee are Ruth I. Dreessen and William H. Baum, each of whom is a non-employee member of our Board of Directors. Ms. Dreessen serves as the Chair of the committee. Our Board of Directors has determined that each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of the SEC and NASDAQ relating to Nominating and Corporate Governance Committee independence. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which can be found on our website at http://ir.gevo.com under the heading “Corporate Governance.” On an annual basis, the Nominating and Corporate Governance Committee reviews and evaluates its written charter and the performance of the committee and its members, including compliance of the committee with its written charter.

Consideration of Director Nominees

Director Qualifications

There are no specific minimum qualifications that the Board of Directors requires to be met by a director nominee recommended for a position on our Board of Directors, nor are there any specific qualities or skills that are necessary for one or more members of our Board of Directors to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating and Corporate Governance Committee considers a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board of Directors and its committees, including the following characteristics: experience, judgment, commitment (including having sufficient time to devote to the Company), skills, diversity and expertise appropriate for the Company. In assessing potential directors, the Nominating and Corporate Governance Committee may consider the current needs of the Board of Directors and the Company to maintain a balance of knowledge, experience and capability in various areas.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders of record. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether a candidate was recommended by a stockholder of record or not. Stockholders of record who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors at an annual meeting of stockholders must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee, c/o Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, Attn: Secretary, no later than the close of business on the 90th day nor earlier than the 120th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

Each written recommendation must set forth, among other information:

•	the name and address of the stockholder of record and any beneficial owner on whose behalf the nomination is being made;
•

the class, series and number of shares of common stock of the Company, and any convertible securities of the Company, that are beneficially owned by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•

any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•

any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder of record and any beneficial owner on whose behalf the nomination is being made has or shares a right to vote any shares of any class or series of the Company;

•

any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•	the proposed director candidate’s name, age, business address and residential address;
•

complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;

•

the class and number of shares of common stock of the Company that are beneficially owned by the proposed director candidate and any convertible securities of the Company that are beneficially owned by the director candidate as of the date of the written recommendation;

•	a completed and signed questionnaire, representation and agreement from the director candidate, as further described in our Bylaws; and
•

any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.

Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as a director if so elected. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to director nominations.

If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above, the Secretary will provide the foregoing information to the Nominating and Corporate Governance Committee.

Evaluating Nominees for Director

Our Nominating and Corporate Governance Committee considers director candidates that are suggested by members of the committee, other members of our Board of Directors, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth in our Bylaws, as described above. Our Board of Directors has engaged a third-party search firm to identify potential candidates for consideration by the Nominating and Governance Committee and election to our Board of Directors. The Nominating and Corporate Governance Committee may, in the future, retain this or other third-party search firms to identify Board of Directors candidates on terms and conditions acceptable to the Nominating and Corporate Governance Committee to assist in the process of identifying or evaluating director candidates. The Nominating and Corporate Governance Committee evaluates all nominees for director using the same approach whether they are recommended by stockholders or other sources. The Nominating and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of our Board of Directors and committees, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the director nominee’s qualifications, diversity, skills and such other factors as it deems appropriate given the current needs of the Board of Directors, the committees and the Company, to maintain a balance of knowledge, experience, diversity and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Board of Directors, the committees and the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee will also determine whether the nominee must be independent for NASDAQ purposes, which determination will be based upon applicable NASDAQ listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating and Corporate Governance Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board of Directors.

The Nominating and Corporate Governance Committee will evaluate the proposed director’s candidacy, including proposed candidates recommended by stockholders, and recommend whether the Board of Directors should nominate the proposed director candidate for election by our stockholders.

Stockholder Communications with the Board of Directors

Any stockholder who desires to contact our Board of Directors, or specific members of our Board of Directors, may do so electronically by sending an email to the following address: directors@gevo.com. Alternatively, a stockholder may contact our Board of Directors, or specific members of our Board of Directors, by writing to: Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, Attn: Secretary. All such communications will be initially received and processed by the office of our Secretary. Communications concerning accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board of Directors, the non-employee directors or individual directors as appropriate.

The Board of Directors has instructed the Secretary to review all communications so received and to exercise his discretion not to forward to the Board of Directors correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the directors.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics which applies to all of our employees, officers (including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions), directors and consultants. The full text of our code of business conduct and ethics has been posted on our website at http://ir.gevo.com under the heading “Corporate Governance.” We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Information Regarding Executive Officers

The following table sets forth certain information about our executive officers, as of March 5, 2016:

Name	Age	Position(s)
Patrick R. Gruber(1)	55	Chief Executive Officer and Director
Christopher M. Ryan	54	President and Chief Operating Officer
Michael J. Willis	45	Chief Financial Officer and Executive Vice President of Corporate Development and Strategy
Geoffrey T. Williams, Jr.	47	General Counsel and Secretary
Gregory W. Roda	55	Chief Commercial Officer

(1)	The biographical information for Dr. Patrick Gruber is provided above in this proxy statement as part of Proposal 1 – Election of Directors.

Christopher M. Ryan. has served as President and Chief Operating Officer of the Company since June 2011 and as Chief Technology Officer of the Company since September 2012, having previously served the Company as its Executive Vice President, Business Development since June 2009. Prior to joining the Company, he co-founded NatureWorks in 1997. Dr. Ryan served as Chief Operating Officer for NatureWorks from 2008 to 2009 and Chief Technology Officer for NatureWorks from 2005 to 2008, where he was involved in the development and commercialization of that company’s new biobased polymer from lab-scale production in 1992 through the completion of a $300 million world-scale production facility. Prior to 1992, Dr. Ryan served for four years in Corporate R&D for specialty chemical company HB Fuller Company. He has over 20 years of experience in strategic leadership, business development and research and product development in biobased materials.

Michael J. Willis has served as the Company’s Executive Vice President of Corporate Development and Strategy since December 2012, as Interim Chief Financial Officer from September 2013 to April 2014, and as Chief Financial Officer since April 2014. Prior to joining the Company, Mr. Willis spent over seven years working with the Virgin Group, most recently serving as a Principal with Virgin Green Fund, a private equity firm focused on the renewable energy and resource efficiency sectors. Mr. Willis was involved in the fund’s investment activities, including its investment in the Company, and worked in operational roles with some of the fund’s portfolio companies, including serving as acting Chief Financial Officer of DuraTherm, Inc. Virgin Green Fund was an “affiliate” of the Company as defined in Rule 405 of the Securities Act of 1933, as amended. Previously, Mr. Willis worked with Virgin Management Limited in London in corporate development assisting several of the Virgin Group’s portfolio businesses internationally with strategy and corporate finance transactions. Mr. Willis has also worked in private equity and investment banking in the United States and Canada, focusing on mid-market transactions in a variety of sectors including technology, consumer products and retail. Mr. Willis is currently on the board of directors of Wildcat Discovery Technologies.

Geoffrey T. Williams, Jr. has served as General Counsel and Secretary of the Company since January 2016.  Prior to joining the Company, he served as Chief Legal Officer and Secretary at Alacer Gold Corp., a publicly-traded gold mining company, from December 2011 until February 2014.  From May 2009 through November 2011, he served as the Assistant General Counsel and Secretary of Intrepid Potash, Inc., a publicly-traded mining company.  Prior to Intrepid Potash, Mr. Williams practiced corporate law for several large law firms where his practice focused on public and private mergers and acquisitions, corporate finance, securities offerings and regulation and corporate governance matters.

Gregory W. Roda has served as the Chief Commercial Officer of the Company since September 2013. Mr. Roda has more than 17 years of strategic leadership, business development, research and product development experience in bio-based materials. From 2007 to 2012, Mr. Roda served as Chief Executive Officer of Outlast Technologies, a privately funded technology company that develops, licenses and markets phase change materials for use in temperature regulating fabrics, packaging and industrial materials. Prior to Outlast Technologies, Mr. Roda worked with NatureWorks as a Business Development Executive overseeing commercialization of polylactic acid in the fiber and textile industry. In this role he was responsible for building a global supply chain, creating market pull-through with downstream customers, and negotiating contracts to align the interests of NatureWorks and its partners. He also led a team in developing the business strategy for NatureWorks. From 1996 to 2002, he worked with Cargill’s Strategy and Business Development Group spending four years in Singapore with a focus on building Cargill’s palm oil plantation business through acquisitions and strategic partnerships.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for the fiscal year ended December 31, 2015 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. Unless otherwise stated, the share numbers described in this discussion and analysis of compensation arrangements of our named executive officers for the fiscal year ended December 31, 2015 have been adjusted to reflect the fifteen-for-one reverse stock split that occurred on April 20, 2015.

Named Executive Officers

The individuals in the 2015 Summary Compensation Table set forth after this Compensation Discussion and Analysis are referred to as the “named executive officers.” Our named executive officers as of December 31, 2015 were:

•	Patrick R. Gruber, Chief Executive Officer
•	Michael J. Willis, Chief Financial Officer and Executive Vice President of Corporate Development and Strategy
•	Christopher M. Ryan, President and Chief Operating Officer
•	Gregory W. Roda, Chief Commercial Officer

In addition, our former Chief Legal Officer, General Counsel and Secretary, Brett K. Lund, is included as a “named executive officer” because he would have been one of our three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) but for the fact that he was not serving as an executive officer at the end of fiscal year 2015.

Overview — Compensation Philosophy and Objectives

We believe that every aspect of our compensation programs, including the mix of short-term and long-term, cash and equity, and fixed and contingent payments should enhance the Company’s ability to maximize stockholder value over time. Our specific objectives consistent with that philosophy are to:

•	provide a target level of total compensation sufficient to attract and retain the talent needed to formulate and execute our strategies;
•	deliver compensation in a manner that aligns the interests of our executive officers with our stockholders; and
•	achieve our attraction and alignment goals at a reasonable cost to the stockholders, mindful of our competing needs of conserving cash and limiting stockholder dilution.

To meet these objectives, we provide each named executive officer a cash salary, annual incentive payments based upon the achievement of corporate goals established by the Compensation Committee, regular grants of equity and other benefits typical of a company in our sector. While our objectives guide the development of our compensation programs, the Compensation Committee has the prerogative to alter our programs and practices according to the evolving needs of the Company, within the constraints of any agreements in place with individual employees.

Role of the Compensation Committee

The current members of our Compensation Committee are Andrew J. Marsh, Ruth I. Dreessen and Gary W. Mize. Each of these individuals qualifies as (i) an “independent director” under the requirements of NASDAQ, (ii) a

“non-employee director” under Rule 16b-3 of the Exchange Act, and (iii) an “outside director” under Section 162(m) of the Code. The Compensation Committee evaluates, approves, administers and interprets our executives’ compensation and benefit policies, including our annual executive incentive plan, our 2006 Omnibus Securities and Incentive Plan (the “2006 Plan”) and the 2010 Plan, consistent with our compensation philosophy.

Role of Executive Officers in Compensation Decisions

For executive officers other than our Chief Executive Officer, the Compensation Committee has historically sought and considered input from our Chief Executive Officer regarding such executive officers’ responsibilities, performance and compensation. Specifically, our Chief Executive Officer recommends base salary increases, equity award levels and the performance goals that are used throughout our compensation plans, and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. Our Compensation Committee has and exercises the ability to materially increase or decrease the compensation amounts recommended by our Chief Executive Officer. Our Chief Executive Officer is also involved in our executive compensation process by providing input on the performance targets for our compensation plan, including the relative weight to be assigned to each performance target, and presenting data regarding the impact of the executive compensation programs on our financial performance. Our Compensation Committee routinely meets in executive session, and our Chief Executive Officer is not permitted to attend during sessions of the Compensation Committee and sessions of the Board of Directors where decisions are made regarding his compensation.

Role of Compensation Consultant

Effective April 21, 2011, our Compensation Committee appointed Hodak Value Advisors (the “Compensation Consultant”), an independent consultant, to formulate a report and make recommendations to our Compensation Committee regarding executive compensation. In 2014, our Compensation Committee again engaged the Compensation Consultant to make recommendations regarding executive compensation and the Compensation Consultant presented to our Compensation Committee information based on peer group and other market data supplemented by survey data for particular positions. The peer group companies chosen were primarily public biofuel and alternative energy companies that are comparable in size by revenue and market cap and are in similar stages of development as the Company. In making its report to the Compensation Committee, the Compensation Consultant used compensation peer data from the following companies:

Amyris, Inc.	Parabel, Inc.
Codexis, Inc.	TerraVia/Solazyme, Inc.
Genomatica, Inc.	Synthesis Energy Systems
Metabolix, Inc.	Rentech, Inc.
Myriant, Inc.

The Compensation Committee used the peer group and market and survey data provided by the Compensation Consultant to make the initial determination of the competitiveness of target total compensation for certain executives. Our Compensation Committee makes adjustments down or up from such market-based determination based on its comprehensive assessment of retention risk for each executive, based in part on input from our Chief Executive Officer with regard to the positions that report to him.

Board of Directors’ Consideration of Advisory Vote

In July 2015, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders approved the compensation of our named executive officers, with approximately 89% of stockholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices and talent needs throughout fiscal 2015, our Board of Directors was mindful of the strong support our stockholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value.

Executive Compensation Program

Our executive compensation program consists of five elements: base salary; annual bonuses; equity-based awards; benefits; and severance/change of control protection. These components allow us to attract, retain and motivate our executives in accordance with our compensation objectives. Cash salary, a minimum level of guaranteed equity for certain officers, and benefits typical of our sector comprise the fixed components of our total compensation. The variable components include a cash bonus and equity awards based on the performance of the Company and the executive.

Change of control and severance arrangements contribute to the retention of our employees and reduce the degree to which the possible loss of employment might affect our executives’ willingness to take risks and/or pursue strategic relationships and transactions that, while potentially beneficial to our stockholders, might result in the termination of the executives’ employment.

Our executives’ total compensation may vary significantly year to year based on Company, functional area and individual performance. Our Compensation Committee meets at least annually to evaluate and refine this program to ensure that these elements are balanced, and consistent with our compensation objectives to allow us to attract, retain and motivate our executives in a cost-effective manner.

Weighting of Elements in our Compensation Program

The allocation of emphasis across compensation elements is based on a subjective determination by the Compensation Committee of the importance of each element in meeting our overall objectives. In general, we seek to put a significant amount of each executive’s total potential compensation “at risk” based on corporate and/or individual performance. We believe that, as is common in the technology sector, stock option and other equity-based awards are significant in attracting and retaining employees and that salary and bonus levels are, in many instances, secondary considerations to many employees, particularly at the executive and managerial levels.

Base Salary

We provide a base salary to our named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. Base salary will typically be used to recognize the experience, skills, knowledge and responsibilities required of each named executive officer, and should reflect the overall sustained performance and contributions to us by such officer over time. When determining the base salary for newly hired executive officers, the Compensation Committee considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join us. Once base pay levels are initially determined, increases in base pay are generally made as appropriate to recognize changes in the competitive landscape, or enhanced roles or responsibilities.

The base salaries of Messrs. Gruber, Ryan and Lund were established in agreements made in June 2010, which became effective upon the closing of our initial public offering. The base salary of Mr. Ryan was increased in December 2011, and the base salary of Mr. Lund was increased in April 2012. The base salary of Mr. Roda was established in an agreement that became effective in September 2013. The base salary of Mr. Willis was originally established in an agreement made in December 2012. As a result of his appointment to serve as Chief Financial Officer, Mr. Willis entered into a new offer letter agreement with the Company in April 2014 pursuant to which his base salary was increased, retroactive to the date of his appointment to serve as Interim Chief Financial Officer. None of our executives is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on a periodic basis, base salaries for our executives, together with other components of compensation, are reevaluated.

The following table sets forth information regarding base salaries for fiscal year 2015 for our named executive officers:

Name of Executive Officer	2015 Base Salary Rate
Patrick R. Gruber	$500,000
Brett K. Lund	$325,000
Gregory W. Roda (1)	$250,000
Christopher M. Ryan	$335,000
Michael J. Willis	$308,000

(1)	Effective March 2, 2015, Mr. Roda’s base salary was reduced to $250,000 per year from $305,000 per year.

Annual Bonuses

Target annual bonuses are an important component of the total target compensation necessary to attract and retain our needed talent. Annual bonus awards, to the extent they are earned, align the interests of executive officers and stockholders, in accordance with our compensation philosophy, by rewarding, and thereby encouraging, the achievement of value-creating goals of the Company.

Under the terms of their respective employment agreements, each executive is eligible to receive a bonus based on the achievement of certain business goals set by our Board of Directors on an annual basis. The target annual bonuses for our named executive officers, expressed as a percentage of their base salary, are as follows:

Name of Executive Officer	2015 Bonus Target (as % of 2015 base salary)
Patrick R. Gruber	50%
Brett K. Lund	40%
Gregory W. Roda	40%
Christopher M. Ryan	40%
Michael J. Willis	40%

In 2015, our Compensation Committee exercised its discretion to award annual incentive bonuses to certain of our named executive officers at the target percentage, as shown above, due to the achievement of certain our outstanding 2015 operating and business results and outstanding individual performance by each of our named executive officers.

The primary performance factors considered by the Compensation Committee in determining the 2015 annual incentive bonuses included, among others:

•

Successful settlement of the outstanding patent litigation with Butamax Advanced Biofuels LLC (“Butamax”), E.I. du Pont de Nemours & Company and BP Biofuels North America LLC, that resolved the various disputes, lawsuits and other proceedings.

•

In connection with the Butamax settlement, the creation of a new business relationship pursuant to which Butamax and the Company granted rights to each other under certain patents and patent applications in accordance with the terms of a Patent Cross-License Agreement.

•	Entry into a joint development agreement and development license agreement with Praj Industries Limited in November 2015.
•	Implementation of certain capital improvements to the Company’s production facility in Luverne, Minnesota.
•	Reductions in the cost to produce isobutanol in terms of capital and operating expenses.

•

Establishment of a commercial catalyst development program for new technologies using ethanol as a feedstock for the production of hydrocarbons, renewable hydrogen, and other chemical intermediates, which we describe as our ethanol-to-olefins technologies.

•	Introduction of isobutanol into market as a value added fuel blendstock.
•	Achievement of certain sales goals for isooctane and jet fuel products.
•	Multiple securities offerings using pubic equity markets to fund operations.

Name of Executive Officer	Bonus Target (base salary * target %)	2015 Company Performance Factor	2015 Bonus(1)
Patrick R. Gruber	$250,000	100%	$250,000
Brett K. Lund	130,000	0%	$—
Gregory W. Roda	100,000	82.5%	$82,500
Christopher M. Ryan	134,000	100%	$134,000
Michael J. Willis	123,200	100%	$123,200

(1)	The 2015 bonus payments were made in January 2016. No bonus was paid to Mr. Lund as he was not employed by the Company in January 2016.

In addition to the annual bonus, the employment agreements provide that additional bonus amounts may be paid, at the discretion of our Board of Directors, to reflect each executive’s contributions to the accomplishment of our long-range business goals, the success of the corporate strategies in which the executive participates and the unique services that the executive provides in connection with increasing stockholder value. No discretionary amounts were paid under these provisions in 2015.

Equity-based Awards

We provide equity-based awards to our executives as a component of competitive target total pay, and as a vehicle for enhancing ownership by our executives to better align their interests with the interests of our stockholders and to foster a culture of ownership. We typically make an initial equity award of stock options to new employees and periodic grants at other times, as approved by the Compensation Committee. Generally our Compensation Committee recommends, and our Board of Directors approves, equity awards during its first formal meeting of the fiscal year, which generally occurs in March. Grants of restricted stock typically vest over three years. Grants of options have an exercise price that is at least equal to the fair market value of our common stock on the date of grant, as determined by our Board of Directors. For options granted to our named executive officers in 2010 and earlier, vesting commenced upon the executive officer’s respective date of hire, and continues over four years, subject to the executives’ continued employment with the Company. For the options granted to our named executive officers in 2011 and after, vesting generally commenced upon the date of grant, and continues over three years, subject to the executives’ continued employment with the Company.

The employment agreements with Mr. Ryan and Mr. Lund provide for annual minimum equity incentive awards with the following fair market values on the date of grant:

Annual Minimum
Equity
Name of Executive Officer	Incentive Award
Brett K. Lund	$65,000
Christopher M. Ryan	200,000

On July 7, 2015 and July 29, 2015, Messrs. Gruber, Ryan, Willis, Lund and Roda were granted aggregate annual equity incentive awards, based in part on the performance of the Company during the year ended December 31, 2014, and in accordance with the terms of their employment agreements. The following table sets forth the number of equity awards granted on each respective grant date and the total fair market values on that date for each executive.

Name of Executive Officer	Option Awards (#)	Stock Awards (#)	Total Fair Value at Grant Date ($)
Patrick R. Gruber	70,896	184,299	620,350
Brett K. Lund	3,980	66,227	194,647
Gregory W. Roda	12,438	62,637	194,069
Christopher M. Ryan	62,189	121,045	418,903
Michael J. Willis	62,189	117,531	408,818

Benefits

We provide the following benefits to our named executive officers on the same basis provided to all of our Gevo, Inc. employees:

•	health, dental and vision insurance;
•	life insurance, short- and long-term disability, accidental death and dismemberment;
•	a 401(k) plan; and
•	a medical and dependent care flexible spending account.

We believe these benefits are consistent with companies with which we compete for employees.

Severance/Termination-Based Compensation

Our Compensation Committee provides our executives with termination protection when it determines that such protection is necessary to attract or retain an executive. Each executive officer is entitled to receive severance payments and benefits in the event that they are terminated without cause or resign for good reason, pursuant to the terms of their respective employment agreements. The employment agreements also provide payments to these named executive officers in the event of a change of control and the employment agreements of Messrs. Gruber, Ryan, Lund, Roda and Willis provide for certain benefits in the event that a named executive officer is terminated upon or within 90 days following a change of control.

The severance payments and benefits that are payable under these agreements are further described below in the sections entitled “Employment Arrangements” and “Potential Payments upon Termination and Change of Control.”

Stock Ownership Guidelines

We believe that stock ownership by the Company’s directors and members of senior management better aligns their interests with those of the Company’s other stockholders.  The stock ownership guidelines established by the Board of Directors for members of the Company’s senior management team and Board of Directors are as follows:

The Chief Executive Officer is expected to own stock of the Company having an average value equal to a minimum of three times of his or her then-current annual base salary.  The Chief Executive Officer is expected to reach such level of stock ownership within five years of the later of (i) April 14, 2016, and (ii) the date of hire.

The individuals that are deemed senior management, which is defined as any member of management having a job title of Senior Vice President or above, other than the Chief Executive Officer, are expected to own stock of the Company having an average value equal to a minimum of two times of his or her then-current annual base salary.  Each member of the senior management team is expected to reach such level of stock ownership within five years of the later of (i) April 14, 2016, and (ii) the date of hire.

Each non-executive member of the Company’s Board of Directors is expected to own stock of the Company having an average value equal to a minimum of three times the Board of Directors member’s then-current annual cash retainer.  Each member of the Board of Directors is expected to reach such level of stock ownership within five years of the later of (i) April 14, 2016, and (ii) the date that he or she first becomes a member of the Board of Directors.

Effective April 14, 2016, all individuals subject to these guidelines are expected to retain ownership of fifty percent (50%) of all stock received pursuant to equity incentive awards under the Company’s equity incentive plans (on an after-tax basis) until such individual’s applicable ownership level has been achieved.

The target stock holdings are determined as a multiple of the executive officer’s base salary or non-executive director’s annual cash retainer, as the case may be, (3x for the Chief Executive Officer, 2x for the other officers and 2x for the non-employee directors) and then converted to a fixed number of shares using a 200-day average stock price.

The following securities count in determining compliance with the stock ownership guidelines: (i) shares owned outright by the executive or his or her immediate family members residing in the same household; (ii) restricted stock issued as part of an executive’s annual or other bonus whether or not vested; (iii) restricted stock units issued as part of an executive’s annual or other bonus whether or not vested (iv) shares acquired upon the exercise of employee stock options; (v) shares underlying unexercised employee stock options times a factor of thirty-three percent; and (vi) shares held in trust.

All of our directors and named executive officers are within their applicable phase in periods with respect to these guidelines.

Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to certain named executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Board of Directors may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Risks Related to Compensation Policies and Practices

The Compensation Committee has considered whether the Company’s overall compensation program for its employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted and the uniformity of compensation policies across the Company, which the Compensation Committee regards as setting an appropriate level of risk taking for the Company. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits.

2015 Summary Compensation Table

The following table summarizes the compensation earned by our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers during the year ended December 31, 2015. In this Compensation Discussion and Analysis, we refer to these officers as our named executive officers.

Name and Principal Position	Year	Salary		Bonus (1)(2)		Stock Awards (3)(4)	Option Awards (3)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)		Total
Patrick R. Gruber	2015	$500,000	(5)	$250,000		$213,335	$125,762		$34,551	(6)	$1,123,648
Chief Executive Officer	2014	500,000		250,000		262,500	210,215		34,551	(6)	1,257,266
	2013	500,000		—		411,924	50,268	50,000	40,169	(6)	1,052,361
Brett K. Lund	2015	293,750		25,000	(7)	57,585	7,060		581,016	(8)	964,411
Former Chief Legal Officer, General Counsel and Secretary	2014	325,000		130,000		58,500	32,154				545,654
	2013	325,000		—		288,346	35,191	26,000	27,726	(9)	702,263
Greg Roda	2015	260,577		82,500		50,004	22,064				415,145
Chief Commercial Officer	2014	305,000		100,000		32,821	24,743				462,564
	2013	90,327		—		—	117,956	7,821	—		216,104
Christopher M. Ryan	2015	335,000		159,000	(10)	174,586	110,317				778,903
President and Chief Operating Officer	2014	335,000		134,000		216,800	187,970				873,770
	2013	335,000		—		431,596	35,191	26,800	—		828,587
Michael J. Willis	2015	308,000		178,500	(11)	174,999	110,317		36,474	(12)	808,290
Chief Financial Officer & EVP of	2014	354,792	(13)	123,500		83,401	62,368		36,474	(12)	660,535
Corporate Development & Strategy	2013	151,769		—		—	—	24,640	29,350	(12)	205,759

(1)

The “Bonus” column represents bonuses earned on the basis of performance relative to target bonus metrics. See “Compensation Discussion and Analysis” above for a discussion of how the bonus program worked in operation.

(2)

In order to conserve cash for and further align the interests of our executive officers with those of our stockholders, the Compensation Committee determined that the 2013 and 2014 bonus payments would be made in shares of the Company’s common stock, with the number of shares issued to each executive to be based on the closing price of the common stock on the business day immediately prior to such payment. The 2013 bonus payments were made in 2014. The 2014 bonus payments were made in 2015 and are reflected in the “Grants of Plan-Based Awards in 2015” table in this proxy statement.

(3)

The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of awards granted during each respective year for each named executive officer, in accordance with FASB ASC Topic 718. The assumptions used by us with respect to the valuation of option awards are set forth in Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K.

(4)	Does not include the shares issued in payment of 2013 and 2014 bonuses described in footnote 2 above.
(5)

For a three-month period in 2015, Mr. Gruber received 25% of his base pay, which amounted to an aggregate of $31,250, in shares of restricted stock instead of cash, which amount is included in his total salary above for 2015.  The shares of restricted stock were priced at the closing price of the Company’s common stock on the date of the grant and cliff vested 100% on February 16, 2016, the one-year anniversary of the date of the grant.  The restricted share grant is reflected in the Grants of Plan-Based Awards in 2015 table.

(6)

For 2014 and 2015, represents $21,600 for payments to maintain a corporate apartment, and $12,951 for gross up tax assistance provided to Mr. Gruber. For 2013, represents $27,180 for payments to maintain a corporate apartment, and $12,989 for gross up tax assistance provided to Mr. Gruber.

(7)

Represents a mid-year bonus paid to Mr. Lund for his contributions related to the Settlement Agreement entered into by the Company and Butamax Advanced Biofuels LLC (“Butamax”), E.I. du Pont de Nemours & Company and BP Biofuels North America LLC and the Patent Cross-License Agreement entered into by the Company with Butamax in August 2015.

(8)	Represents severance amounts paid to Mr. Lund in connection with the termination of his employment with the Company.
(9)	For 2013, represents payments to Mr. Lund to maintain a corporate apartment.
(10)

$25,000 of this amount represents a bonus paid to Mr. Ryan for his contributions related to the Settlement Agreement entered into by the Company and Butamax, E.I. du Pont de Nemours & Company and BP Biofuels North America LLC and the Patent Cross-License Agreement entered into by the Company with Butamax in August 2015.

(11)

$25,000 of this amount represents a mid-year bonus paid to Mr. Willis for his contributions related to the Settlement Agreement entered into by the Company and Butamax, E.I. du Pont de Nemours & Company and BP Biofuels North America LLC and the Patent Cross-License Agreement entered into by the Company with Butamax in August 2015. $30,000 of this amount represents a mid-year bonus paid to Mr. Willis for his efforts in leading a financing transaction in May 2015 that raised gross proceeds of approximately $17.2 million for the Company.

(12)

For 2014 and 2015, represents $22,200 for payments to maintain a corporate apartment and $14,274 for gross up tax assistance provided to Mr. Willis. For 2013, represents $21,011 for payments to maintain a corporate apartment and $8,339 for gross up tax assistance provided to Mr. Willis.

(13)

In April 2014, Mr. Willis entered into a new offer letter agreement which provided for an increase in annual base salary which was retroactive to September 2013, when Mr. Willis was appointed to serve as Interim Chief Financial Officer. As a result, Mr. Willis was paid $46,792 in April 2014 for services provided as Interim Chief Financial Officer during the last four months of 2013.

Grants of Plan-Based Awards in 2015

All options granted to our named executive officers are non-statutory stock options. The exercise price per share of each option granted to our named executive officers was equal to the closing price of our common stock as reported by NASDAQ on the date of the grant. We also make grants of restricted shares of our common stock.

The following table shows information regarding grants of equity awards awarded to our named executive officers during the year ended December 31, 2015.

		All Other Option Awards; Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option	All Other Stock Awards; Number of Shares of	Grant Date Fair Value of Stock
Name of Executive Officer	Grant Date	Options (#)	($/share)	Awards ($)(1)	Stock (#)	Awards ($)
Patrick R. Gruber	02/16/2015				7,441	$31,252	(2)
	07/07/2015				87,109	$250,003	(3)
	07/07/2015				24,681	$70,834
	07/29/2015				65,068	$142,499
	07/29/2015	70,896	$2.190000	$125,762
Brett K. Lund	07/07/2015				45,297	$130,002	(3)
	07/07/2015				17,277	$49,585
	07/29/2015				3,653	$8,000
	07/29/2015	3,980	$2.190000	$7,060
Gregory W. Roda	07/07/2015				42,509	$122,001	(3)
	07/07/2015				8,712	$25,003
	07/29/2015				11,416	$25,001
	07/29/2015	12,438	$2.190000	$22,064
Christopher M. Ryan	07/07/2015				46,690	$134,000	(3)
	07/07/2015				17,277	$49,585
	07/29/2015				57,078	$125,001
	07/29/2015	62,189	$2.190000	$110,317
Michael J. Willis	07/07/2015				43,032	$123,502	(3)
	07/07/2015				17,421	$49,998
	07/29/2015				57,078	$125,001
	07/29/2015	62,189	$2.190000	$110,317

(1)

The amounts set forth in the “Grant Date Fair Value of Option Awards” column reflect the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718. The assumptions used in determining such amounts are described in Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K.  This column shows the awards for fiscal year 2015 to our named executive officers under the 2015 incentive bonus program, which amounts will be paid in shares of the Company’s common stock.

(2)

Represents shares of restricted stock Dr. Gruber received for 25% of his base pay for three months of 2015, equivalent to $31,250, in lieu of cash.  The shares of restricted stock were priced at the closing price of the Company’s common stock on the date of the grant and cliff vested 100% on February 16, 2016, the one-year anniversary of the date of the grant.

(3)	Represents shares of the Company’s common stock received in payment of 2014 bonuses.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table shows the grants of equity awards to our named executive officers that were outstanding on December 31, 2015, the last day of our most recently completed fiscal year.

				Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Yet Vested ($) (5)
Patrick R. Gruber	5/2/2007	5/2/2007	(1)	23,546	—	6.90	05/02/2017	—	—
	7/1/2008	12/21/2012	(6)	21,598	—	17.40	07/01/2018	—	—
	11/16/2009	12/21/2012	(6)	16,186	—	40.50	11/16/2019	—	—
	6/3/2010	12/21/2012	(6)	7,000	—	151.05	06/03/2020	—	—
	3/23/2011	3/23/2011	(2)	8,089	—	262.95	03/23/2021	—	—
	3/14/2012	3/14/2012	(2)	2,834	—	141.15	03/14/2022	—	—
	3/15/2013	3/15/2013	(2)	2,598	236	28.35	03/15/2023	—	—
	3/12/2014	3/12/2014	(4)	8,893	6,340	21.90	03/12/2024	—	—
	7/29/2015	7/29/2015	(4)	9,854	61,042	2.19	07/29/2025	—	—
	3/15/2013	3/15/2013	(4)	—	—	—	—	1,210	750
	3/12/2014	3/12/2014	(4)	—	—	—	—	4,039	2,504
	2/16/2015	2/16/2015	(8)	—	—	—	—	7,441	4,613
	7/29/2015	7/29/2015	(4)	—	—	—	—	56,024	34,735
Christopher M. Ryan	11/16/2009	6/15/2009	(3)	11,667	—	40.50	11/16/2019	—	—
	6/3/2010	6/15/2009	(3)	2,934	—	151.05	06/03/2020	—	—
	3/14/2012	3/14/2012	(2)	1,984	—	141.15	03/14/2022	—	—
	3/15/2013	3/15/2013	(2)	1,819	165	28.35	03/15/2023	—	—
	3/12/2014	3/12/2014	(4)	7,951	5,670	21.90	03/12/2024	—	—
	7/29/2015	7/29/2015	(4)	8,644	53,545	2.19	07/29/2025	—	—
	3/15/2013	3/15/2013	(4)	—	—	—	—	847	525
	7/18/2013	7/18/2013	(4)	—	—	—	—	972	603
	3/12/2014	3/12/2014	(4)	—	—	—	—	3,611	2,239
	7/29/2015	7/29/2015	(4)	—	—	—	—	49,145	30,470
Michael J. Willis	12/28/2012	12/28/2012	(7)	6,667	—	23.25	12/28/2022	—	—
	4/8/2014	4/8/2014	(4)	3,001	999	17.70	04/08/2024	—	—
	4/8/2014	4/8/2014	(4)	1,046	747	17.70	04/08/2024	—	—
	7/29/2015	7/29/2015	(4)	8,644	53,545	2.19	07/29/2025	—	—
	5/28/2014	5/28/2014	(4)	—	—	—	—	762	472
	5/28/2014	5/28/2014	(4)	—	—	—	—	1,069	663
	7/29/2015	7/29/2015	(4)	—	—	—	—	49,145	30,470
Gregory W. Roda	9/12/2013	9/12/2013	(7)	5,000	1,667	27.90	09/12/2023	—	—
	3/12/2014	3/12/2014	(4)	1,046	747	21.90	03/12/2024	—	—
	7/29/2015	7/29/2015	(4)	1,728	10,710	2.19	07/29/2025	—	—
	3/12/2014	3/12/2014	(4)	—	—	—	—	476	295
	7/29/2015	7/29/2015	(4)	—	—	—	—	9830	6,095
Brett K. Lund	11/16/2009	11/16/2009	(3)	2,067	—	40.50	01/12/2016	—	—
	6/3/2010	6/3/2010	(3)	4,567	—	151.05	01/12/2016	—	—
	3/14/2012	3/14/2012	(2)	1,433	—	141.15	01/12/2016	—	—
	3/14/2012	3/14/2012	(2)	1,084	—	141.15	01/12/2016	—	—
	3/15/2013	3/15/2013	(4)	1,708	—	28.35	01/12/2016	—	—
	3/12/2014	3/12/2014	(4)	1,295	—	21.90	01/12/2016	—	—
	7/29/2015	7/29/2015	(4)	331	—	2.19	01/12/2016	—	—

(1)

Each option vests as to 1/5th of the total number of shares subject to the option on the first anniversary of the vesting commencement date, and 1/60th of the total number of shares subject to the option shall vest monthly thereafter until all shares are vested.

(2)	1/36th of the total number of shares subject to the option shall vest monthly after the vesting commencement date until all shares are vested.
(3)

Each option vests as to 1/4th of the total number of shares subject to the option on the first anniversary of the vesting commencement date, and 1/48th of the total number of shares subject to the option shall vest monthly thereafter until all shares are vested.

(4)	1/36th of the total number of shares subject to the stock award shall vest monthly after the vesting commencement date until all shares are vested.

(5)

Amounts listed represent the aggregate market value of the unvested restricted stock awards held by the named executive officers as of December 31, 2015, based on the closing price of a share of the Company’s common stock of $0.62 on December 31, 2015.

(6)

Each option vests as to 1/3rd of the total number of shares subject to the option on December 21, 2012, and 1/36th of the total number of shares subject to the option shall vest monthly thereafter until all shares are vested.

(7)

Each option vests as to 1/3rd of the total number of shares subject to the option on the first anniversary of the grant and 1/36th of the total number of shares subject to the option shall vest monthly thereafter until all shares are vested.

(8)	100% of the total number of shares subject to the stock award shall vest one year after the vesting commencement date.

Option Exercises and Stock Vested During Fiscal Year 2015

The following table provides additional information regarding the value realized by our named executive officers upon the exercise of option awards and the vesting of restricted stock awards during the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Patrick R. Gruber	—	—	127,088	358,256
Brett K. Lund	—	—	71,674	198,695
Gregory W. Roda	—	—	52,839	150,498
Christopher M. Ryan	—	—	78,201	218,594
Michael J. Willis	—	—	68,838	191,234

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Employment Arrangements

Patrick R. Gruber

On July 1, 2008, we entered into an employment agreement with Patrick Gruber, our Chief Executive Officer and a member of our Board of Directors, which provided for an annual base salary of $350,000, and an incentive bonus of up to $75,000 per year based on his achievement of certain milestones determined by our Board of Directors on an annual basis. Pursuant to that employment agreement, Mr. Gruber was granted options to purchase 323,959 shares of our common stock under the 2006 Plan. Effective June 1, 2010, our Compensation Committee approved an increase in Mr. Gruber’s annual base salary to $410,000.

On June 4, 2010, we entered into a new employment agreement with Mr. Gruber, which became effective upon the closing of our initial public offering. This agreement superseded and terminated Mr. Gruber’s previous employment agreement. Under the June 4, 2010 employment agreement, Mr. Gruber’s base salary is $500,000 per year, subject to annual review and adjustment by our Board of Directors. Mr. Gruber is eligible to receive an annual bonus of up to 50% of his base salary based on the achievement of certain business goals set by our Board of Directors on an annual basis, and may receive additional bonus amounts at the discretion of our Board of Directors. Pursuant to the terms of the June 4, 2010 employment agreement, Mr. Gruber was eligible to receive an annual incentive award with a fair market value equal to $600,000 on the date of grant, consisting of restricted stock and/or stock options, and could receive additional stock awards at the discretion of our Board of Directors. Mr. Gruber is also entitled to participate in or receive benefits under all of our existing and future incentive programs and will continue to be eligible to participate in all employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.

On December 21, 2011, we entered into an Amendment Agreement with Mr. Gruber in order to retain Mr. Gruber and to enhance the alignment of his interests with those of our stockholders. Upon the effectiveness of the Amendment Agreement, all options to purchase our common stock that had been granted to Mr. Gruber in fiscal years 2008, 2009 and 2010 immediately became unvested (to the extent previously vested) and subject to a revised three-year vesting schedule. Pursuant to the Amendment Agreement, an aggregate of 624,505 options that were previously vested and exercisable (or approximately 64% of the vested options held by Mr. Gruber) became unvested. In addition, the guaranteed portion of Mr. Gruber’s annual equity award, worth $600,000 per year, was eliminated, and his overall target equity award was changed to $850,000. In exchange for these concessions, Mr. Gruber was granted a cash award of $3,000,000, $1,500,000 of which was payable within six months of the effective date of the Amendment Agreement, subject to Mr. Gruber’s continued employment with the Company, and the balance of $1,500,000 of which was contingent upon the completion of a qualified equity or debt financing transaction resulting in aggregate gross proceeds to the Company of at least $50,000,000. The $1,500,000 cash award payable within six months of the effective date of the Amendment Agreement was paid in three equal installments of $500,000 each in December 2011, March 2012 and June 2012. The Board of Directors determined that the terms of the contingent $1,500,000 payment were achieved upon the closing of the Company’s equity and debt offerings, generating gross proceeds of approximately $106,875,000, on July 5, 2012. Accordingly, the contingent $1,500,000 was paid in July 2012.

On February 16, 2015, we entered into a Second Amendment Agreement with Mr. Gruber in order to align Mr. Gruber’s compensation with the strategic objectives of the Company.  Upon the effectiveness of the Second Amendment Agreement, for a three-month period in 2015 Mr. Gruber received 25% of his base pay, which amounted to $31,250 for three months, in shares of restricted stock instead of cash.  The shares of restricted stock were priced at the closing price of the Company’s common stock on the date of the grant and cliff-vested 100% on February 16, 2016, the one-year anniversary of the date of the grant.

If Mr. Gruber’s employment is terminated as a result of his disability or death, he or his estate will be entitled to receive his full base salary through the date of termination as well as an additional lump-sum payment equal to his annual base salary at the rate in effect at the time of such termination. If Mr. Gruber’s employment is terminated without cause (other than by death or disability), or if he terminates his employment with us for good reason, he will be entitled to receive his full base salary through the date of termination, a bonus equal to the average of the annual bonuses paid to him in each of the three years preceding the termination, prorated to the date of termination, and, provided that he executes a general release of claims in favor of the Company within 60 days of the date of termination, he shall also receive a lump-sum payment equal to two years of his base salary then in effect plus 200% of his eligible bonus for the preceding year. Additionally, Mr. Gruber and his family will receive continued coverage under any Company sponsored group health plan in which he was enrolled at the time of his termination for a period of 12 months following his termination date and, immediately prior to such termination date, all of his outstanding unvested stock options and other equity awards shall immediately vest. Cause is defined as Mr. Gruber’s conviction of a felony, willful misconduct or dishonesty materially injurious to the Company or a material failure to consistently discharge his duties under the employment agreement, unless resulting from his disability, provided that no act or failure to act will be considered willful if it is done, or omitted, in good faith and with the reasonable belief that such action or inaction is in the best interests of the Company. Good reason is defined as a material diminishment of Mr. Gruber’s base salary, authority, duties or responsibilities, a relocation without his consent that increases his one-way commute to work by at least fifty miles or a material breach by us of the employment agreement.

The June 4, 2010 employment agreement also provides certain payments and benefits to Mr. Gruber in circumstances involving a change of control, as described below in the section entitled “Potential Payments upon Termination and Change of Control.”

Gregory W. Roda

Effective September 5, 2013, we entered into an offer letter agreement with Gregory Roda, our Chief Commercial Officer, which provides for an annual base salary of $305,000 and an annual target bonus of up to 40% of his base salary. Pursuant to that offer letter agreement, Mr. Roda was granted options to purchase 100,000 shares of our common stock under the 2010 Plan. The stock options were initially unvested and are scheduled to vest over time so long as Mr. Roda continues to be employed by the Company. Mr. Roda is also entitled to participate in or receive benefits under all of our existing and future employee benefit plans, including retirement plans, health care plans and fringe benefit plans that are afforded to similarly situated employees of the Company.

Effective March 2, 2015, Mr. Roda’s annual base salary was reduced to $250,000.

If Mr. Roda’s employment with the Company is terminated for any reason, he will be entitled to receive payment of all unpaid salary and unused paid time off accrued and earned as of the date of termination. Additionally, Mr. Roda’s benefits, if any, will continue under the Company’s then-existing benefit plans and policies for so long as provided under the terms of such benefit plans and policies. If Mr. Roda’s employment is terminated without cause, he will be entitled to receive a lump-sum payment in the amount of six month’s salary and the Company will vest all of his unvested stock options and other equity awards (if any) outstanding at the time of such termination, provided that he executes a separation and release agreement in favor of the Company within 50 days of the date of termination.

The offer letter agreement also provides certain payments and benefits to Mr. Roda in circumstances involving a change of control, as described below in the section entitled “Potential Payments upon Termination and Change of Control.”

Christopher M. Ryan

On May 22, 2009, we entered into an offer letter agreement with Christopher Ryan, our President and Chief Operating Officer, which provided for an annual base salary of $285,000 and a grant of options to purchase 168,000 shares of our common stock under the 2006 Plan. Mr. Ryan was actually granted options to purchase 175,000 shares of our common stock under the 2006 Plan, the additional options were issued due to subjective factors and to account for dilution based on the timing of the grant.

On June 4, 2010, we entered into a new employment agreement with Mr. Ryan, which became effective upon the closing of our initial public offering. This agreement superseded and terminated Mr. Ryan’s previous offer letter agreement. Under the June 4, 2010 employment agreement, Mr. Ryan’s base salary is $325,000 per year, subject to annual review and adjustment by our Board of Directors. On December 8, 2011, Mr. Ryan’s base salary was increased to $335,000 per year effective January 1, 2012. Mr. Ryan is eligible to receive an annual bonus of up to 40% of his base salary based on the achievement of certain business goals set by our Board of Directors on an annual basis and may receive additional bonus amounts at the discretion of our Board of Directors. Pursuant to the terms of the June 4, 2010 employment agreement, Mr. Ryan is eligible to receive an annual incentive award with a fair market value equal to $200,000 on the date of grant, consisting of restricted stock and/or stock options, and may receive additional stock awards at the discretion of our Board of Directors. Mr. Ryan is also entitled to participate in or receive benefits under all of our existing and future incentive programs and will continue to be eligible to participate in all employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.

If Mr. Ryan’s employment is terminated as a result of his disability or death, he or his estate will be entitled to receive his full base salary through the date of termination as well as an additional lump-sum payment equal to his annual base salary at the rate in effect at the time of such termination. If Mr. Ryan’s employment is terminated without cause (other than by death or disability), or if he terminates his employment with us for good reason, he will be entitled to receive his full base salary through the date of termination, a bonus equal to the average of the annual bonuses paid to him in each of the three years preceding the termination, prorated to the date of termination, and, provided that he executes a general release of claims in favor of the Company within 60 days of the date of termination, he shall also receive a lump-sum payment, equal to one year of his base salary then in effect plus 100% of his eligible bonus for the preceding year. Additionally, Mr. Ryan and his family will receive continued coverage under any Company sponsored group health plan in which he was enrolled at the time of his termination for a period of six months following his termination date and, immediately prior to such termination date, all of his outstanding unvested stock options and other equity awards shall immediately vest. The definitions of cause and good reason are consistent with the definitions set forth in our June 4, 2010 employment agreement with Mr. Gruber, as described above.

The June 4, 2010 employment agreement also provides certain payments and benefits to Mr. Ryan in circumstances involving a change of control, as described below in the section entitled “Potential Payments upon Termination and Change of Control.”

Brett K. Lund

On November 29, 2007, we entered into an offer letter agreement with Brett Lund, our former Chief Legal Officer, General Counsel and Secretary, which provided for an annual base salary of $210,000 and a grant of options to purchase 30,000 shares of our common stock under the 2006 Plan.

On June 4, 2010, we entered into a new employment agreement with Mr. Lund, which became effective upon the closing of our initial public offering. This agreement superseded and terminated Mr. Lund’s previous offer letter agreement. Under the June 4, 2010 employment agreement, Mr. Lund’s base salary was $300,000 per year, subject to annual review and adjustment by our Board. Mr. Lund was eligible to receive an annual bonus of up to 30% of his base salary based on the achievement of certain business goals set by our Board on an annual basis and additional bonus amounts at the discretion of our Board. Pursuant to the terms of the June 4, 2010 employment agreement, Mr. Lund was eligible to receive an annual incentive award with a fair market value equal to $65,000 on the date of grant, consisting of restricted stock and/or stock options, and additional stock awards at the discretion of our Board. Mr. Lund was also entitled to participate in or receive benefits under all of our existing and future incentive programs and employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.

On April 5, 2012, we amended Mr. Lund’s employment agreement in order to reflect an increase in Mr. Lund’s base salary from $300,000 to $325,000 per year and an increase in his annual incentive bonus target from 30% to 40% of his base salary. The increase in Mr. Lund’s base salary and annual incentive bonus target were deemed effective from March 14, 2012. In addition, Mr. Lund’s employment agreement was amended to permit the Chief Executive Officer to grant Mr. Lund additional annual equity incentive awards with a fair market value on the date of grant of up to $270,000 per year in such amounts and subject to such terms (including performance-based terms) that the Chief Executive Officer deems appropriate.

The offer letter agreement provided that if Mr. Lund’s employment was terminated as a result of his disability or death, he or his estate would be entitled to receive his full base salary through the date of termination as well as an additional lump-sum payment equal to his annual base salary at the rate in effect at the time of such termination. If Mr. Lund’s employment was terminated without cause (other than by death or disability), or if he terminated his employment with us for good reason, he would be entitled to receive his full base salary through the date of termination, a bonus equal to the average of the annual bonuses paid to him in each of the three years preceding the termination, prorated to the date of termination, and, provided that he executed a general release of claims in favor of the Company within 60 days of the date of termination, a lump-sum payment equal to one year of his base salary then in effect plus 100% of his eligible bonus for the preceding year. Additionally, Mr. Lund and his family would receive continued coverage under any Company sponsored group health plan in which he was enrolled at the time of his termination for a period of six months following his termination date and, immediately prior to such termination date, all of his outstanding unvested stock options and other equity awards would immediately vest. The definitions of cause and good reason were consistent with the definitions set forth in our June 4, 2010 employment agreement with Mr. Gruber, as described above.

Effective November 13, 2015, Mr. Lund’s employment with the Company terminated.  In connection with his separation, Mr. Lund received severance compensation and benefits consistent with a termination of employment without cause by the Company as described in his employment agreement and disclosed above in the 2015 Summary Compensation Table.

Michael J. Willis

On December 28, 2012, we entered into an offer letter agreement with Michael J. Willis, our Chief Financial Officer and Executive Vice President of Corporate Development and Strategy, which provided for an annual base salary of $154,000 and a grant of options to purchase 100,000 shares of our common stock under the 2010 Plan.

On April 10, 2014, we entered into a new offer letter agreement with Mr. Willis, which superseded and terminated Mr. Willis’ previous offer letter agreement. The new offer letter provides for an annual base salary of $308,000 and an annual bonus of up to 40% of his base salary, each of which is retroactive to September 3, 2013, the date that Mr. Willis was appointed to serve as the Chief Financial Officer of the Company. The new offer letter agreement provided for the following equity grants: (a) an option to purchase 60,000 shares of our common stock, with vesting retroactive to September 3, 2013; (b) an option to purchase 26,882 shares of our common stock, with vesting retroactive to March 12, 2014; (c) an award of $58,400 to be paid in shares of restricted stock, with vesting retroactive to September 3, 2013; and (d) an award of $25,000 to be paid in shares of restricted stock, with vesting retroactive to March 12, 2014, in each case under the 2010 Plan. Pursuant to the terms of the new offer letter agreement, Mr. Willis is eligible to receive an annual incentive award with a fair market value consistent with the fair market value of awards granted to similarly situated employees of the Company. Mr. Willis is also entitled to reimbursement of his monthly apartment rental costs for three years and is entitled to participate in or receive benefits under all of our existing and future employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.

If Mr. Willis’ employment is terminated without cause (other than by death or disability), or if he terminates his employment with us for good reason, he will be entitled to receive his full base salary through the date of termination and, provided that he executes a general release of claims in favor of the Company within 50 days of the date of termination, he shall also receive a lump-sum payment, equal to one year of his base salary then in effect plus 100% of his eligible bonus. Additionally, Mr. Willis and his family will receive continued coverage under any Company sponsored group health plan in which he was enrolled at the time of his termination for a period of six months following his termination date and, immediately prior to such termination date, all of his outstanding unvested stock options and other equity awards shall immediately vest. The definitions of cause and good reason are consistent with the definitions set forth in our June 4, 2010 employment agreement with Mr. Gruber, as described above. If Mr. Willis’ employment is terminated as a result of his disability or death, he or his estate will be entitled to receive his full base salary through the date of termination as well as an additional lump-sum payment equal to his annual base salary at the rate in effect at the time of such termination.

The new offer letter agreement also provides certain payments and benefits to Mr. Willis in circumstances involving a change of control, as described below in the section entitled “Potential Payments upon Termination and Change of Control.”

Potential Payments upon Termination and Change of Control

In June 2010, we entered into new employment agreements with each of Drs. Gruber and Ryan and Mr. Lund which became effective upon the closing of our initial public offering. Under these employment agreements, in the event of a change of control, each of these executives (if still employed by the Company) is entitled to receive a lump-sum payment equal to two times the sum of (i) his annual base salary in effect immediately prior to such change of control and (ii) 100% of his eligible bonus for the year preceding the change of control. If upon or within 90 days after a change of control, any such executive is terminated without cause, or terminates his employment with us for good reason, he will keep the change of control payment described above and he and his family will be entitled to receive continued coverage under any Company sponsored group health plan in which he was enrolled at the time of his termination for a period of six months following his termination date (or twelve months in the case of Mr. Gruber), but he will not be entitled to any other termination benefits. Effective September 2013, we entered into an offer letter agreement with Mr. Roda which provides that, in the event of a change of control, Mr. Roda is entitled to receive a lump-sum payment in the amount of six month’s salary. In April 2014, Mr. Willis entered into a new offer letter agreement with the Company which provides that, in the event of a change of control, Mr. Willis is entitled to receive a lump-sum payment equal to two times the sum of (i) his annual base salary in effect immediately prior to such change of control and (ii) 100% of his eligible bonus for the year preceding the change of control.

On the date any such executive becomes entitled to receive a change of control payment, all of his outstanding unvested stock options and other equity awards shall immediately vest. Change of control is defined as the acquisition by any person or group of all or substantially all of our assets through sale, lease, transfer, conveyance or other disposition, or the acquisition by any person or group of beneficial ownership of more than 40% of our outstanding voting stock (with the exception of Mr. Roda’s offer letter agreement which defines change of control to include the acquisition of beneficial ownership of 50% of our outstanding voting stock).

The following table summarizes the potential payments and benefits payable to each of our named executive officers upon (i) a termination of employment without cause or resignation for good reason and (ii) a change of control (no termination required), as well as the additional benefits available upon termination without cause or resignation for good reason upon or within 90 days after a change of control, in each case assuming that such termination and change of control, where applicable, occurred on December 31, 2015.

	Termination without cause or resignation for good reason				Change of control (no termination required)			Termination without cause or resignation for good reason upon or within 90 days after a change of control(1)
	Base salary ($)	Bonus ($)	Value of accelerated equity awards ($)(1)	Benefits ($)	Base salary ($)	Bonus ($)	Value of accelerated equity awards ($)(2)	Benefits ($)
Patrick R. Gruber	1,000,000	650,833	42,603	23,153	1,000,000	500,000	42,603	23,153
Gregory W. Roda	125,000	102,607	6,390	11,664	152,500	50,325	6,390	11,664
Christopher M. Ryan	335,000	213,180	33,837	11,664	670,000	268,000	33,837	11,664
Michael J. Willis	308,000	131,713	31,605	4,104	616,000	246,400	31,605	4,104
Brett K. Lund (3)	325,000	191,967	7,864	56,185	—	—	—	—

(1)

In the event that one of the named executive officers is terminated without cause or resigns for good reason upon or within 90 days after a change of control, he shall receive the following benefits in addition to the payments and accelerated vesting triggered by such change of control, but he will not be entitled to any other termination benefits.

(2)	Amounts calculated based on the aggregate amount by which the fair market value of our common stock exceeded the aggregate exercise price of such awards as of December 31, 2015.
(3)

Brett Lund’s employment with the Company was terminated prior to December 31, 2015.  The actual severance benefits paid to him in connection with such termination are reflected in the 2015 Summary Compensation Table set forth above.

Confidential Information, Secrecy and Invention Agreements

Each of our named executive officers has entered into a standard form agreement with respect to confidential information, secrecy and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

Rule 10b5-1 Trading Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Rule 10b5-1 provides criteria under which such an individual may establish a prearranged plan to buy or sell a specified number of shares of a company’s stock over a set period of time. Any such plan must be entered into in good faith at a time when the individual is not in possession of material, nonpublic information. If an individual establishes a plan satisfying the requirements of Rule 10b5-1, such individual’s subsequent receipt of material, nonpublic information will not prevent transactions under the plan from being executed. Certain of our officers have advised us that they have or may enter into stock sales plans for the sale of shares of our common stock which are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act. These trading plans may be entered into only during an open trading period and must be approved by the Company.

Employee Benefit and Stock Plans

Amended and Restated 2010 Stock Incentive Plan

Background

Since the closing of our initial public offering on February 14, 2011, equity awards are only granted pursuant to our 2010 Plan, which received stockholder approval on February 4, 2011, and became effective on the closing of our initial public offering. Our stockholders approved the 2010 Plan primarily in order to enable us to satisfy NASDAQ listing requirements, and to make awards that qualify as performance-based compensation that is exempt from the deduction limitation set forth under Section 162(m) of the Code. Section 162(m) generally limits the corporate income tax deduction to $1,000,000 annually for the nonperformance-based compensation paid to each of the Chief Executive Officer and the three other highest paid executive officers of the Company (other than the Chief Financial Officer).

No awards under the 2010 Plan occurred before the closing of our initial public offering. The 2010 Plan authorizes discretionary awards in the form of stock options, stock appreciation rights (“SARs”), restricted shares or units, unrestricted shares, deferred share units, performance awards and dividend equivalent rights. Our Board of Directors believes that the 2010 Plan is an important factor in attracting, retaining and motivating employees, consultants and directors of the Company and its affiliates, collectively referred to herein as eligible persons. Our Board of Directors believes that we need the flexibility, acting primarily through the Compensation Committee, both to have an ongoing reserve of common stock available for future equity-based awards, and to make future awards in a variety of forms.

On June 6, 2013, our stockholders approved the amendment and restatement of the 2010 Plan to, among other things, increase the number of shares reserved for issuance under the 2010 Plan from 171,420 shares to 371,419 shares (as adjusted to reflect the reverse stock split), modify the 2010 Plan’s vesting limitations provision and broaden the permissible performance measures for performance-based awards.

On July 7, 2015, our stockholders approved the amendment and restatement of the 2010 Plan to, among other things, increase the number of shares reserved for issuance under the 2010 Plan from 371,419 to 1,371,419 shares.

Share Reserve

We have reserved 1,371,419 shares of common stock (as adjusted to reflect the reverse stock split) for issuance under the 2010 Plan plus shares of common stock from awards that had been made under the 2006 Plan that are forfeited, cancelled, settled, or become unexercisable without the issuance of shares. At December 31, 2015, there were 59,316 shares (as adjusted to reflect the reverse stock split) available for grant under the 2010 Plan. We do not expect to receive cash consideration for the granting of awards under the 2010 Plan. However, if a stock option were to be exercised, we would receive the exercise price for the shares being purchased, unless the exercise occurs pursuant to a cashless alternative that we approve.

Number of
Shares subject
to outstanding
awards under
the 2010 Plan as
of December 31,
2015
Outstanding Award Type	(as adjusted)
Stock Options	481,786
Restricted Shares (unvested)	317,985

Administration

Administration of the 2010 Plan will be carried out by our Compensation Committee; provided that our Board of Directors may act in lieu of the Compensation Committee at any time. If and to the extent permitted by applicable law, our Compensation Committee or our Board of Directors may authorize one or more executive officers to make awards under the 2010 Plan to eligible persons other than themselves. As used in this summary, the term administrator means the Compensation Committee, or the Board of Directors or its delegate if acting in lieu of the committee. With respect to decisions involving an award intended to satisfy the requirements of Section 162(m) of the Code, the administrator is to consist solely of two or more directors who are “outside directors” for purposes of that Code section, and with respect to awards to individuals subject to Section 16 of the Exchange Act, the administrator is to consist solely of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. The 2010 Plan provides that we and our affiliates will indemnify members of the administrative committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the 2010 Plan. The 2010 Plan will release these individuals from liability for good faith actions associated with the 2010 Plan’s administration.

Subject to the terms of the 2010 Plan, the administrator has express authority to determine the eligible persons who will receive awards, the number of shares of our common stock to be covered by each award, and the terms and conditions of awards. The administrator has broad discretion to prescribe, amend and rescind rules relating to the 2010 Plan and its administration, to interpret and construe the 2010 Plan and the terms of all award agreements, and to take all actions necessary or advisable to administer the 2010 Plan. Within the limits of the 2010 Plan, the administrator may accelerate the vesting of any awards, allow the exercise of unvested awards, and may modify, replace, cancel or renew any awards. In addition, the administrator may buy-out, or replace, any award, including a stock option or SAR having an exercise price that is above the current fair market value of the underlying shares, with stockholder approval being generally required if options or SARs are granted or modified as part of a re-pricing.

Types of Awards

The administrator may grant options that are intended to qualify as incentive stock options, which we refer to as ISOs, only to employees, and may grant all other awards to any eligible persons. Stock options granted under the 2010 Plan will provide award recipients, or participants, with the right to purchase shares of our common stock at a predetermined exercise price. The administrator may grant stock options that are intended to qualify as ISOs or that are not intended to so qualify, which we refer to as Non-ISOs. The 2010 Plan also provides that ISO treatment may not be available for stock options that become first exercisable in any calendar year to the extent the value of the shares that are the subject of the stock option exceeds $100,000, based upon the fair market value of the shares of our common stock on the option grant date.

A SAR generally permits a participant who receives it to receive, upon exercise, cash and/or shares of our common stock equal in value to the excess of the fair market value, on the date of exercise, of the shares of our common stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares. The administrator may grant SARs in tandem with options, or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage.

The exercise price of ISOs, Non-ISOs and SARs may not be less than 100% of the fair market value, on the grant date, of the shares of our common stock subject to the award, although the exercise price of ISOs may not be less than 110% of such fair market value for participants who own more than 10% of our shares of common stock on the grant date. To the extent vested and exercisable in accordance with the agreement granting them, a stock option or SAR may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a holder’s termination of employment or service. With respect to stock options, unless otherwise provided in an award agreement, payment of the exercise price may be made in any of the following forms, or a combination of them; cash or check in U.S. dollars, certain shares of our common stock or a cashless exercise under a program the administrator approves.

The term over which participants may exercise stock options and SARs may not exceed 10 years from the date of grant; five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of our outstanding shares of common stock. During the term of the 2010 Plan, no participant may receive stock options and SARs that relate to more than 20% of the maximum number of shares of our common stock that are authorized for awards under the 2010 Plan.

Under the 2010 Plan, the administrator may grant restricted stock that is forfeitable until certain vesting requirements are met, may grant restricted stock units (“RSUs”) which represent the right to receive shares of our common stock after certain vesting requirements are met (or cash under certain circumstances), and may grant unrestricted shares as to which the participant’s interest is immediately vested. For restricted awards, the 2010 Plan provides the administrator with discretion to determine the terms and conditions under which a participant’s interests in such awards become vested. The 2010 Plan also authorizes awards of deferred share units in order to permit certain directors, officers, consultants or select members of management to defer their receipt of compensation that would otherwise be payable in cash or shares of our common stock, including shares that would otherwise be issued upon the vesting of restricted stock and RSUs. Deferred share units represent a future right to receive shares of our common stock.

Under the 2010 Plan, the administrator may grant performance-based awards in the form of performance units that the administrator may, or may not, designate as “performance compensation awards” that are intended to be exempt from Section 162(m) limitations. In either case, performance units will vest and/or become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, us, or any affiliate. Performance units will be payable in shares of common stock, cash or some combination of the two, subject to an individual participant limit, per performance period, of $2,000,000 (determined at the time of award) and 20% of the maximum number of shares of our common stock that are authorized for awards under the 2010 Plan. The administrator will decide the length of performance periods, pursuant to the terms of the 2010 Plan.

With respect to performance compensation awards, the 2010 Plan requires that the administrator specify in writing the performance period to which the award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Section 162(m) of the Code. Under the 2010 Plan, the possible performance measures for performance compensation awards will be limited for one or more of the following, applied in total or on a per share basis: income or profit, including but not limited to basic, diluted, or adjusted earnings per share, earnings before interest, taxes, and/or other adjustments (in total or on a per share basis), basic or adjusted net income, gross margin, or similar income or profit measure;

returns on equity, assets, capital, revenue or similar return measure; economic profit, economic value added, or similar measure of residual income; revenues or sales; working capital; cash usage; total stockholder return; and costs, product development, technology development, market share, research, securement of intellectual property rights, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of affiliates or business units.

Each performance measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by us, or such other standard applied by the administrator and, if so determined by the administrator, and in the case of a performance compensation award, to the extent permitted under Section 162(m) of the Code, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative. As a condition to the issuance of shares of our common stock pursuant to awards, the 2010 Plan requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares of our common stock.

Finally, the 2010 Plan authorizes the awarding of dividend equivalent rights to any eligible person. These rights may be independent of other awards, or attached to awards (other than stock options and SARs), and in all cases represent the participant’s right to receive cash payments or additional awards related to any dividends that we declare and pay to our stockholders during the term of the dividend equivalent right. Unless an award agreement provides otherwise, the distributions attributable to dividend equivalent rights that are attached to other awards shall occur when shares of our common stock are issued to settle the underlying award.

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the administrator permits lifetime transfers to charitable institutions, certain family members, or related trusts, or as otherwise approved by the administrator.

Adjustments of Awards

The administrator will equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the 2010 Plan but as to which no awards have yet been granted, or that have been returned to the 2010 Plan upon cancellation, forfeiture, or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of our common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by us. In the event of any such transaction or event, the administrator may provide in substitution for any or all outstanding options under the 2010 Plan such alternative consideration, including securities of any surviving entity, as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the 2010 Plan.

Change in Control

In addition, in the event or in anticipation of a change in control, as defined in the 2010 Plan, the administrator may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of our stockholders or any participant with respect to his or her outstanding awards, except to the extent an award provides otherwise, take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (ii) accelerate the vesting of awards for any period, and may provide for termination of unexercised options and SARs at the end of that period, so that awards shall vest (and, to the extent applicable, become exercisable) as to the shares of our common stock that otherwise would have been unvested and provide that our repurchase rights with respect to shares of our common stock issued upon exercise of an award shall lapse as to the shares of our common stock subject to such repurchase right; or (iii) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards.

Unless an award agreement provides otherwise, in the event a participant holding an award assumed or substituted by the successor corporation in a change in control is involuntarily terminated, as defined in the 2010 Plan, by the successor corporation in connection with, or within 12 months following consummation of, the change in control, then any assumed or substituted award held by the terminated participant at the time of termination shall accelerate and become fully vested and exercisable in full in the case of options and SARs, and any repurchase right applicable to any shares of our common stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the participant’s termination. Finally, if we dissolve or liquidate, all awards will immediately terminate, subject to the ability of our Board of Directors to exercise any discretion that the Board of Directors may exercise in the case of a change in control.

Term

The term of the 2010 Plan is 10 years from February 14, 2011. Our Board of Directors may, from time to time, amend, alter, suspend, discontinue, or terminate the 2010 Plan; provided that no amendment, suspension or termination of the 2010 Plan shall materially and adversely affect awards already granted unless it relates to an adjustment pursuant to certain transactions that change our capitalization or it is otherwise mutually agreed between the participant and the administrator. An amendment will not become effective without the approval of our stockholders if it either allows for a “re-pricing” within the meaning of federal securities laws, or increases the number of shares of common stock that may be issued under the 2010 Plan (other than changes to reflect certain corporate transactions and changes in capitalization as described above). Notwithstanding the foregoing, the administrator may amend the 2010 Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

2006 Omnibus Securities and Incentive Plan, as Amended

Background

Our 2006 Plan was adopted by our Board of Directors, and approved by our stockholders, in January 2006. The 2006 Plan was last amended on June 2, 2010. The 2006 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent or subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted and unrestricted stock awards, stock appreciation rights, performance stock awards and other stock awards to our employees, directors and consultants and any parent or subsidiary corporations’ employees, directors and consultants.

After the adoption of our 2010 Plan in February 2011, no further option grants will be made under the 2006 Plan and, to the extent outstanding awards under the 2006 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2010 Plan. However, our 2006 Plan will continue to govern the terms and conditions of outstanding awards granted thereunder. At December 31, 2015, a total of 102,987 shares (as adjusted to reflect the reverse stock split) of Gevo common stock were reserved for issuance upon the exercise of stock options outstanding under the 2006 Plan.

Administration

Our Board of Directors, or a committee thereof appointed by our Board of Directors, has the authority to administer the 2006 Plan and the awards granted under it. Under the 2006 Plan, the administrator has the power to determine the terms of the awards, including the employees, directors and consultants who will receive awards, the exercise price, the number of shares subject to each award, the vesting schedule and exercisability of awards, and the form of consideration payable upon exercise. Our Board of Directors may alter, amend or terminate the 2006 Plan at any time.

However, no alteration or amendment can be made which would materially and adversely affect the rights of a holder of an outstanding award without the consent of such holder. Upon adoption of our 2010 Plan, no additional awards can be made from our 2006 Plan and the 171,931 shares of our common stock that had been available, but not awarded, under our 2006 Plan were cancelled.

Stock Options

In general, the duration of a stock option granted under the 2006 Plan cannot exceed 10 years, and the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. However, no stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock representing more than 10% of our total combined voting power or the total combined voting power of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of our common stock on the date of grant and (ii) the term of the stock option does not exceed five years from the date of grant.

Incentive stock options may be granted only to our employees and any parent or subsidiary corporations’ employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000.

If an employee’s or director’s service relationship with us terminates other than by disability or death, or if a consultant’s service relationship with us terminates other than by death, the optionee may exercise the vested portion of any option during a period of time not to exceed 60 days following the termination of service, or such longer period as specified in the optionee’s option agreement. If an employee’s or director’s service relationship with us terminates by disability or death, or if a consultant’s service relationship with us terminates by death, the optionee, or such optionee’s designated beneficiary, as applicable, may exercise the vested portion of any option during a period of time not to exceed six months following the termination of service, or such longer period as specified in the optionee’s option agreement. Shares of common stock representing any unvested portion of the option on the date of termination shall immediately cease to be issuable and shall become available for issuance under the 2006 Plan. If, after termination, the optionee does not exercise the option within the time period specified, the option shall terminate and the shares of common stock covered by such option will become available for issuance under the 2006 Plan.

Transferability

Unless the administrator provides otherwise, the 2006 Plan generally does not allow for the transfer of awards under the 2006 Plan other than by will, the laws of descent and distribution or, in certain circumstances, by gift or domestic relations order to family members.

Corporate Transactions

If there is a transaction or event which changes our stock that does not involve our receipt of consideration, the administrator of the 2006 Plan shall, as appropriate, adjust the class and the maximum number of shares subject to the 2006 Plan and/or the class, number of securities and exercise price of shares subject to outstanding awards. In the event of any other transaction or event which changes our stock, including, without limitation, a recapitalization, reorganization, merger, or consolidation, the administrator may, in its discretion, make such adjustments to the 2006 Plan, any outstanding awards under the 2006 Plan and any award agreements evidencing such awards as it shall deem appropriate, including, without limitation, adjustments to the number and exercise price of shares or other consideration subject to outstanding awards.

Employee Stock Purchase Plan

Background

We have adopted and implemented an employee stock purchase plan designed to enable eligible employees to periodically purchase shares of our common stock at a discount. Purchases will initially be accomplished through participation in discrete semi-annual offering periods, at purchase prices that are 15% below the lesser of the fair market value of our common stock on (i) the first trading day of the applicable purchase period and (ii) the last trading day of the applicable purchase period. Our employee stock purchase plan, which is intended to qualify as an employee stock purchase plan under Section 423 of the Code, received stockholder approval on February 4, 2011.

Share Reserve

We have reserved 85,709 shares of our common stock for issuance under our employee stock purchase plan, of which 76,629 shares were available for future issuance as of December 31, 2015 (each as adjusted to reflect the reverse stock split).

Administration

Our Compensation Committee will administer our employee stock purchase plan. Employees who are 5% stockholders, or would become 5% stockholders as a result of their participation in our employee stock purchase plan, are ineligible to participate in our employee stock purchase plan. We may impose additional restrictions on eligibility as well. Under our employee stock purchase plan, eligible employees will be able to acquire shares of our common stock by accumulating funds through payroll deductions. Our eligible employees will be able to select a rate of payroll deduction between 1% and 10% of their eligible cash compensation. We will also have the right to amend or terminate our employee stock purchase plan, except that, subject to certain exceptions, no such action may adversely affect any outstanding rights to purchase stock under the plan. Our employee stock purchase plan will terminate on the tenth anniversary of our initial public offering, unless it is terminated earlier by our Board of Directors.

Purchase Rights

When an offering period commences, our employees who meet the eligibility requirements for participation in that offering period will be automatically granted a non-transferable option to purchase shares in that offering period. An employee’s participation will automatically end upon termination of employment for any reason.

No participant will have the right to purchase our shares at a rate which, when aggregated with purchase rights under all our employee stock purchase plans that are also outstanding in the same calendar year(s), have a fair market value of more than $25,000, determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the participant, for each calendar year in which such right is outstanding. The purchase price for shares of our common stock purchased under our employee stock purchase plan will initially be 85% of the lesser of the fair market value of our common stock on (i) the first trading day of the applicable offering period and (ii) the last trading day of each purchase period in the applicable offering period.

Change in Control

In the event of a corporate transaction (as defined in our employee stock purchase plan), the offering period for such purchase rights will be shortened and end on a new purchase date immediately prior to the consummation of the corporate transaction, and no new offering period will commence.

401(k) Plan

Effective January 2006, we implemented a 401(k) plan covering certain employees. Currently, all of our full-time employees over the age of 21 are eligible to participate in the 401(k) plan after completion of three months of service, subject to quarterly entry dates. Under the 401(k) plan, eligible employees may elect to reduce their current compensation by up to the prescribed annual limit and contribute these amounts to the 401(k) plan. In 2011 and 2012, we matched 100% of each eligible employee’s contributions, up to 5% of each eligible employee’s compensation. Effective January 1, 2013, we ceased to match employee contributions to the 401(k) plan. The 401(k) plan is intended to qualify under Section 401 of the Code so that contributions by employees to the 401(k) plan, and income earned on the 401(k) plan contributions, are not taxable to employees until withdrawn from the 401(k) plan. The trustees under the 401 (k) plan, at the direction of each participant, invest the 401(k) plan funds in selected investment options.

Non-Employee Director Compensation Policy

Our Board of Directors compensation policy provides for the following compensation to our non-employee directors:

Initial Equity Grant.    Each non-employee director who joins our Board of Directors typically receives an equity grant under our stock incentive plan upon his or her initial appointment to our Board of Directors as determined by the Compensation Committee.

Annual Equity Grant.    Each non-employee director receives an annual equity grant under our stock incentive plan in an amount valued at $75,000, as determined by the Compensation Committee.

Annual Fees.  Each non-employee member of our Board of Directors receives an annual fee of $50,000, and the Chairperson receives an additional annual fee of $25,000.

Each non-employee director is also reimbursed for reasonable travel and other expenses in connection with attending meetings of the Board of Directors and any committee on which he or she serves.

We do not compensate Mr. Gruber, our Chief Executive Officer, for his service on our Board of Directors.

Director Compensation for 2015

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2015.

Name	Fees earned or paid in cash ($)	Option awards ($) (1)	Stock awards ($) (1)	All other compensation ($)	Total ($)
Ruth I. Dreessen	60,000	24,822	28,125	—	112,947
Gary W. Mize	50,000	24,822	28,125	—	102,947
Andrew J. Marsh(2)	50,000	24,822	28,125	—	102,947
Johannes Minho Roth(3)	50,000	24,822	28,125	—	102,947
Shai Weiss (4)	—	—	—	—	—
Bruce Smith (5)	—	—	—	—	—
Ganesh M. Kishore (6)	—	—	—	—	—
Carlos A. Cabrera (5)	—	—	—	—	—

(1)

The amounts in the “Stock awards” and “Option awards” columns reflect the aggregate grant date fair value of awards granted during the year ended December 31, 2015 in accordance with FASB ASC Topic 718. The assumptions used by us with respect to the valuation of option awards are set forth in Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(2)	Mr. Marsh joined the Board of Directors in February 2015.
(3)	Mr. Roth joined the Board of Directors in July 2015.
(4)	Mr. Weiss declined all compensation for his service as director during 2015 and resigned from the Board of Directors in September 2015.
(5)	Messrs. Smith and Cabrera resigned from the Board of Directors in February 2015.
(6)	Mr. Kishore resigned from the Board of Directors in July 2015.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2015 (as adjusted to reflect the reverse stock split):

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)
Equity Compensation Plans Approved by Stockholders
2010 Plan and 2006 Plan (1)	481,786	$27.49	59,316
ESPP Plan			76,629
Equity Compensation Plans not Approved by Stockholders'	—	—	—
Total	481,786	$27.49	135,945

(1)

After the adoption of our 2010 Plan in February 2011, no further option grants will be made under the 2006 Plan and, to the extent outstanding awards under the 2006 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2010 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of April 5, 2016 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;
•	each named executive officer and each director; and
•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

This table is based upon information supplied by our officers, directors and the Schedules 13D and 13G that have been filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of April 5, 2016 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares and we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 31,795,411 shares of common stock outstanding on April 5, 2016.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders & Affiliates:
—	—	—%
Named executive officers and directors:
Patrick R. Gruber(1)	157,186	*
Christopher M. Ryan(2)	94,261	*
Michael J. Willis(3)	59,727	*
Geoffrey T. Williams, Jr.(4)	2,776	*
Gregory W. Roda(5)	20,233	*
Ruth I. Dreessen(6)	20,003	*
William H. Baum	—	*
Andrew J. Marsh(7)	9,143	*
Gary W. Mize(8)	21,803	*
Johannes Minho Roth(9)	9,143	*
Brett K. Lund (10)	4,391	*
All executive officers and directors as a group (eleven persons)	398,666	1.3%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Includes 119,184 shares issuable pursuant to stock options exercisable within 60 days of April 5, 2016 and restricted stock units that vest within 60 days of April 5, 2016.
(2)	Includes 59,079 shares issuable pursuant to stock options exercisable within 60 days of April 5, 2016 and restricted stock units that vest within 60 days of April 5, 2016.

(3)	Includes 33,992 shares issuable pursuant to stock options and common stock warrants exercisable within 60 days of April 5, 2016 and restricted stock units that vest within 60 days of April 5, 2016.
(4)	Includes 22,224 shares issuable pursuant to stock options exercisable within 60 days of April 5, 2016.
(5)	Includes 12,245 shares issuable pursuant to stock options and common stock warrants exercisable within 60 days of April 5, 2016 and restricted stock units that vest within 60 days of April 5, 2016.
(6)	Includes 9,699 shares issuable pursuant to stock options and common stock warrants exercisable within 60 days of April 5, 2016 and restricted stock units that vest within 60 days of April 5, 2016.
(7)	Includes 7,199 shares issuable pursuant to stock options exercisable within 60 days of April 5, 2016 and restricted stock units that vest within 60 days of April 5, 2016.
(8)	Includes 11,779 shares issuable pursuant to stock options and common stock warrants exercisable within 60 days of April 5, 2016 and restricted stock units that vest within 60 days of April 5, 2016.
(9)

Includes 7,199 shares issuable pursuant to stock options exercisable within 60 days of April 5, 2016 and restricted stock units that vest within 60 days of April 5, 2016.  Mr. Roth is the Chief Executive Officer, Managing Director, Fund Manager and a member of the board of directors of FiveT Capital Holding AG.  FiveT Investment Management, an affiliate of FiveT Capital Holding AG, owns common stock warrants exercisable within 60 days of April 5, 2016 to purchase 376,666 shares of common stock of the Company.  Mr. Minho disclaims beneficial ownership of the warrants and the shares issuable pursuant to the warrants owned by FiveT Capital Holding AG, except to the extent of his pecuniary interest therein.

(10)	Based solely on information and records available to the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on the review of copies of the reports we have received and written representations provided to us from the individuals required to file the reports, we believe that each of our executive officers and directors has complied with applicable reporting requirements for transactions in Gevo, Inc. common stock during the year ended December 31, 2015, except as noted below.

Administrative oversights caused one late filing of a required Form 4 for Gregory W. Roda; two late filings of required Form 4s for each of Brett K. Lund, Patrick R. Gruber and Michael J. Willis; and three late filings of required Form 4s for Christopher M. Ryan.  An administrative oversight caused the filing of a required Form 4 to not be made for Patrick R. Gruber in connection with the grant by the Company of 7,441 shares of restricted common stock.  A Form 4 in connection with the vesting of the 7,441 shares was filed on February 18, 2016.  In addition, administrative oversights caused filings of the required Form 4s to not be made for each of Patrick R. Gruber, Brett K. Lund, Gregory W. Roda, Christopher M. Ryan and Michael J. Willis with respect to grants by the Company of shares of common stock on July 8, 2015. Form 4s for each of these individuals disclosing the disposition of most of the acquired shares were filed on July 10, 2015.

Administrative oversights caused the required Form 3 filings for Andrew J. Marsh and Johannes Minho Roth not to be made.  Also, administrative oversights caused one late filing of a required Form 4 for Ganesh Kishore and one late filing of a required Form 4 for each of Andrew J. Marsh and Johannes Minho Roth.

The late and missed filings resulted primarily due to changes in personnel at the Company responsible for coordinating these filings.  The Company believes that it has improved its processes with respect to these filings and now has the appropriate personnel in place to assist its officers and directors in complying with the applicable reporting requirements in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

The Board of Directors conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board of Directors has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, the Board of Directors has followed the following standards: (i) all related party transactions must be fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board of Directors and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

Transactions with Related Persons

There have been no transactions, since January 1, 2015, to which we were a party or will be a party, in which the amount involved exceeded or will exceed $120,000 and in which a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Employment Arrangements” and “Director Compensation” above.

Indemnification Agreements with Directors and Executive Officers

We have entered into indemnification agreements with our directors and executive officers under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, please (1) notify your broker, (2) direct your written request to Gevo, Inc., c/o Secretary, 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112 or (3) call Investor Relations at (303) 858-8358. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their brokers. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2017 proxy statement, a stockholder’s proposal must be received by us no later than February 14 2017 and must otherwise comply with Rule 14a-8 under the Exchange Act. Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 90th day nor earlier than the 120th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

While our Board of Directors will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2017 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

ANNUAL REPORT

We will provide to any stockholder entitled to vote at our Annual Meeting, at no charge, a copy of our Annual Report on Form 10-K, including the financial statements contained in the Form 10-K. Requests should be directed to: Gevo, Inc., Attention: General Counsel & Secretary, 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado, 80112, telephone (303) 858-8358.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at our Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel & Secretary

Appendix A

GEVO, INC.

AMENDED AND RESTATED

2010 STOCK INCENTIVE PLAN

Plan Document

1. Introduction.

(a) Purpose. Gevo, Inc. (the “ Company ”) hereby establishes this equity-based incentive compensation plan to be known as the “Gevo, Inc. 2010 Stock Incentive Plan” (the “ Plan ”), for the following purposes: (i) to enhance the Company’s ability to attract highly qualified personnel; (ii) to strengthen its retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to align the interests of Plan participants with those of the Company’s stockholders. This Plan is intended to serve as the sole source for all future equity-based awards to those eligible for Plan participation.

(b) Effective Date. This Plan shall become effective on the closing date (the “Effective Date”) of the Company’s initial public offering; subject to the Plan’s receipt of stockholder approval beforehand in accordance with the Company’s governing instruments.

(c) Definitions. Terms in the Plan and its Appendix that begin with an initial capital letter have the defined meaning set forth in Appendix I or elsewhere in this Plan, in either case unless the context of their use clearly indicates a different meaning.

(d) Effect on Other Plans, Awards, and Arrangements. This Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future, pursuant to any agreement, plan, or program that is independent of this Plan.

(e) Sole Source for Future Stock Awards. Notwithstanding any other provision of the Plan, no further awards of any kind shall occur under any other Company plan or program that entails the issuance of Share-settled awards (including but not limited to the Prior Plan), and any Shares that are currently subject to awards under any such plans which are subsequently forfeited, cancelled, settled or lapse unexercised shall be added to the reserve of Shares that are authorized and available for issuance pursuant to this Plan.

2. Types of Awards. The Plan permits the granting of the following types of Awards according to the Sections of the Plan listed here:

Section 5	Stock Options
Section 6	Share Appreciation Rights (“ SARs ”)
Section 7	Restricted Shares, Restricted Share Units (“ RSUs ”), and Unrestricted Shares
Section 8	Deferred Share Units (“ DSUs ”)
Section 9	Performance and Cash-settled Awards
Section 10	Dividend Equivalent Rights

3. Shares Available for Awards.

(a) Generally. Subject to Section 3(b) and Section 13 below, the aggregate number of Shares which may be issued pursuant to Awards under the Plan is the sum of (i) 4,371,419 Shares and (ii) any Shares which as of the Effective Date are subject to awards under the Prior Plan which are subsequently forfeited, cancelled, settled, or lapse unexercised. The Shares deliverable pursuant to Awards shall be authorized but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust.

(b) Replenishment; Counting of Shares. Any Shares reserved for Plan Awards will again be available for future Awards if the Shares for any reason will never be issued to a Participant or Beneficiary pursuant to an Award (for example, due to its settlement in cash rather than in Shares, or the Award’s forfeiture, cancellation, expiration, or net settlement without the issuance of Shares). Further, and to the extent permitted under Applicable Law, the maximum number of Shares available for delivery under the Plan shall not be reduced by any Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of the Company’s or an Affiliate’s acquiring another entity. On the other hand, Shares that a Person owns and tenders in payment of all or part of the exercise price of an Award or in satisfaction of applicable Withholding Taxes shall not increase the number of Shares available for future issuance under the Plan.

4. Eligibility.

(a) General Rule. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those Persons to whom Awards may be granted. Each Award shall be evidenced by an Award Agreement that sets forth its Grant Date and all other terms and conditions of the Award, that is signed on behalf of the Company (or delivered by an authorized agent through an electronic medium), and that, if required by the Committee, is signed by the Eligible Person as an acceptance of the Award. The grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.

(b) Option and SAR Limits per Person. During the term of the Plan, no Participant may receive Options and SARs that relate to more than 20% of the maximum number of Shares issuable under the Plan as of its Effective Date, as such number may be adjusted pursuant to Section 13 below. During any calendar year, no Participant may receive Incentive Stock Options or Awards in the aggregate (including Incentive Stock Options) that relate to more than 20% of the maximum number of Shares issuable under the Plan as of its Effective Date, as such number may be adjusted pursuant to Section 13 below.

(c) Replacement Awards. Subject to Applicable Law (including any associated stockholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant consent to surrender for cancellation some or all of the Awards or other grants that the Participant has received under this Plan or otherwise. An Award conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options and SARs, these other terms may not involve an exercise price that is lower than the exercise price of the surrendered Option or SAR unless the Company’s stockholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

5. Stock Options.

(a) Grants. Subject to the special rules for ISOs set forth in the next paragraph, the Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan, that may be immediately exercisable or that may become exercisable in whole or in part based on future events or conditions, that may include vesting or other requirements for the right to exercise the Option, and that may differ for any reason between Eligible Persons or classes of Eligible Persons, provided in all instances that:

(i)

the exercise price for Shares subject to purchase through exercise of an Option that is intended to be exempt from Code Section 409A shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date; and

(ii)	no Option shall be exercisable for a term ending more than ten years after its Grant Date.

(b) Special ISO Provisions. The following provisions shall control any grants of Options that are denominated as ISOs; provided that ISOs may not be awarded unless the Plan receives stockholder approval within twelve (12) months after its Effective Date, and ISOs may not be granted more than ten (10) years after Board approval of the Plan.

(i)

Eligibility. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Code Section 424.

(ii)

Documentation. Each Option that is intended to be an ISO must be designated in the Award Agreement as an ISO, provided that any Option designated as an ISO will be a Non-ISO to the extent the Option fails to meet the requirements of Code Section 422 or the provisions of this Section 5(b). In the case of an ISO, the Committee shall determine on the Date of Grant the acceptable methods of paying the exercise price for Shares, and it shall be included in the applicable Award Agreement.

(iii)

$100,000 Limit. To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds U.S. $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the U.S. $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the U.S. $100,000 limit, the most recently granted Options shall be reduced first. In the event that Code Section 422 is amended to alter the limitation set forth therein, the limitation of this paragraph and the corresponding references to the $100,000 limit throughout this Plan shall be automatically adjusted accordingly as of the date the amendment to Code Section 422 is effective.

(iv)

Grants to 10% Holders. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the ISO’s term shall not exceed five years from the Grant Date, and the exercise price shall be at least 110% of the Fair Market Value of the underlying Shares on the Grant Date. In the event that Code Section 422 is amended to alter the limitations set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(v)

Substitution of Options. In the event the Company or an Affiliate acquires (whether by purchase, merger, or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of that Section, substitute ISOs for ISOs previously granted under the plan of the acquired company provided (A) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such shares is not more than the similar excess immediately before such substitution, and (B) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.

(vi)

Notice of Disqualifying Dispositions. By executing an ISO Award Agreement, each Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise disposes of any Shares acquired through exercise of the ISO, if such disposition occurs within the earlier of (A) two years of the Grant Date, or (B) one year after the exercise of the ISO being exercised. Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

(c) Method of Exercise. Each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares) at any time and from time to time prior to its expiration, but only pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement. Exercise shall occur by delivery of both written notice of exercise to the secretary of the Company, and payment of the full exercise price for the Shares being purchased. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i)	cash or check payable to the Company (in U.S. dollars);
(ii)

other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) are duly endorsed for transfer to the Company;

(iii)	a net exercise by surrendering to the Company Shares otherwise receivable upon exercise of the Option;
(iv)

a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may elect to concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(v)	any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until the Company has received sufficient funds to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Exercise of an Unvested Option. The Committee in its sole discretion may allow a Participant to exercise an unvested Option, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Option.

(e) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

Reason for terminating Continuous Service	Option Termination Date
(I) By the Company for Cause, or what would have been Cause if the Company had known all of the relevant facts.	Termination of the Participant’s Continuous Service, or when Cause first existed if earlier.

(II) Disability of the Participant.	Within one year after termination of the Participant’s Continuous Service.

(III) Retirement of the Participant.	Within six months after termination of the Participant’s Continuous Service.

(IV) Death of the Participant during Continuous Service or within 90 days thereafter.	Within one year after termination of the Participant’s Continuous Service.

(V) Other than any of the above.	Within 90 days after termination of the Participant’s Continuous Service.

If there is a Securities and Exchange Commission blackout period (or a Committee-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten day period before the expiration of any Option based on the termination of a Participant’s Continuous Service (as described above), the period for exercising the Option shall be extended until ten days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

(f) Buyout . Subject to the provisions of Section 19, the Committee may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, but subject to Applicable Law, if the Fair Market Value for Shares subject to any Option or Options is more than 50% below their exercise price for more than 30 consecutive business days, the Committee may unilaterally declare such Option to be terminated, effective on the date on which the Committee provides written notice to the Participant or other Option holder. The Committee may take such action with respect to any or all Options granted under the Plan and with respect to any individual Option holder or class or classes of Option holders, and the Committee shall not have any obligation to be uniform, consistent, or nondiscriminatory between classes of similarly-situated Option holders, except as required by Applicable Law (including any applicable stockholder approval requirements for a re-pricing or similar option cancellation program).

6. SAR s.

(a) Grants. The Committee may grant SARs to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan; provided that:

(i)	the exercise price for the Shares subject to each SAR shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date;
(ii)	no SAR shall be exercisable for a term ending more than ten years after its Grant Date; and
(iii)

each SAR shall, except to the extent a SAR Award Agreement provides otherwise, be subject to the provisions of Section 5(e) relating to the effect of a termination of Participant’s Continuous Service and Section 5(f) relating to buyouts, in each case with “SAR” being substituted for “Option.”

(b) Settlement. Subject to the Plan’s terms, a SAR shall entitle the Participant, upon exercise of the SAR, to receive Shares having a Fair Market Value on the date of exercise equal to the product of the number of Shares as to which the SAR is being exercised, and the excess of (i) the Fair Market Value, on such date, of the Shares covered by the exercised SAR, over (ii) an exercise price designated in the SAR Award Agreement. Notwithstanding the foregoing, a SAR Award Agreement may limit the total settlement value that the Participant will be entitled to receive upon the SAR’s exercise, and may provide for settlement either in cash or in any combination of cash or Shares that the Committee may authorize pursuant to an Award Agreement. If, on the date on which a SAR or portion thereof is to expire, the Fair Market Value of the underlying Shares exceeds the aggregate exercise price of such SAR, then the SAR shall be deemed exercised and the Participant shall within ten days thereafter receive the Shares that would have been issued on such date if the Participant had affirmatively exercised the SAR on that date.

(c) SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option, and shall have an exercise price that is not less than the exercise price of the related Option. A SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 6(b) above. Any SAR granted in tandem with an ISO will contain such terms as may be required to comply with the provisions of Code Section 422.

(d) Effect on Available Shares. Upon each exercise of a SAR that is settled in Shares, only those Shares that are issued or delivered in settlement of the exercise shall be counted against the number of Shares available for Awards under the Plan.

7. Restricted Shares, RSUs, and Unrestricted Share Awards.

(a) Grant. The Committee may grant Restricted Share, RSU, or Unrestricted Share Awards to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan. The Committee shall establish as to each Restricted Share or RSU Award the number of Shares deliverable or subject to the Award (which number may be determined by a written formula), and the period or periods of time (the “Restriction Period”) at the end of which all or some restrictions specified in the Award Agreement shall lapse, and the Participant shall receive unrestricted Shares (or cash to the extent provided in the Award Agreement) in settlement of the Award. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability, and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, individual, group, or divisional performance criteria, Company performance, or other criteria selected by the Committee. The Committee may make Restricted Share and RSU Awards with or without the requirement for payment of cash or other consideration. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares which shall vest in full upon the Grant Date or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture. The Committee shall set forth, in an Award Agreement granting Restricted Shares or RSUs, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to RSUs will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and RSUs to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant to the extent either set forth in an Award Agreement or required by Applicable Laws.

(c) Certificates for Restricted Shares. Unless otherwise provided in an Award Agreement, the Company shall hold certificates representing Restricted Shares and dividends (whether in Shares or cash) that accrue with respect to them until the restrictions lapse, and the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within ten days after a written request from the Company shall entitle the Committee to unilaterally declare a forfeiture of all or some of the Participant’s Restricted Shares.

(d) Section 83(b) Elections. A Participant may make an election under Code Section 83(b) (the “Section 83(b) Election”) with respect to Restricted Shares. A Participant who has received RSUs may, within ten days after receiving the RSU Award, provide the Committee with a written notice of his or her desire to make a Section 83(b) Election with respect to the Shares subject to such RSUs. The Committee may in its discretion convert the

Participant’s RSUs into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s RSU Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares. A Section 83(b) Election will be invalid if not filed with the Company and the appropriate U.S. tax authorities within 30 days after the Grant Date of the RSUs that are thereafter replaced by the Restricted Shares or, if inapplicable, the original Restricted Share Award.

(e) Deferral Elections for RSUs. To the extent specifically provided in an Award Agreement, a Participant may irrevocably elect, in accordance with Section 8 below, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant both more than 12 months after the date of the Participant’s deferral election and upon the vesting of an RSU Award. If the Participant makes this election, the Company shall credit the Shares subject to the election, and any associated Shares attributable to Dividend Equivalent Rights attached to the Award, to a DSU account established pursuant to Section 8 below on the date such Shares would otherwise have been delivered to the Participant pursuant to this Section.

(f) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying RSUs), the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise and subject to Section 11 regarding Withholding Taxes. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

8. DSUs.

(a) Elections to Defer. The Committee may make DSU awards to Eligible Persons pursuant to Award Agreements (regardless of whether or not there is a deferral of the Eligible Person’s compensation), and may permit select Eligible Persons to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any RSU Award) and in lieu thereof to have the Company credit to an internal Plan account a number of DSUs having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar quarter (or other period determined by the Committee) during which compensation is deferred. Notwithstanding the foregoing sentence, a Participant’s Election Form will be ineffective with respect to any compensation that the Participant earns before the date on which the Election Form takes effect. For any Participant who is subject to U.S. income taxation, the Committee shall only authorize deferral elections under this Section (i) pursuant to written procedures, and using written Election Forms, that satisfy the requirements of Code Section 409A, and (ii) only by Eligible Persons who are Directors, Consultants, or members of a select group of management or highly compensated Employees (within the meaning of ERISA).

(b) Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to DSUs.

(c) Issuances of Shares. Unless an Award Agreement expressly provides otherwise, the Company shall settle a Participant’s DSU Award, by delivering one Share for each DSU, in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service ends for any reason, subject to –

(i) the Participant’s right to elect a different form of distribution, only on a form provided by and acceptable to the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by, and completed within ten years following, the last day of the Participant’s Continuous Service, and

(ii) the Company’s acceptance of the Participant’s distribution election form executed at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 8(a), provided that the Participant may change a distribution election through any subsequent election that (A) the Participant delivers to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s initial distribution election, and (B) defers the commencement of distributions by at least five years from the originally scheduled distribution commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d) Emergency Withdrawals. In the event that a Participant suffers an unforeseeable emergency within the contemplation of this Section, the Participant may apply to the Committee for an immediate distribution of all or a portion of the Participant’s DSUs. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Code Section 152) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. The Committee shall, in its sole and absolute discretion, determine whether a Participant has a qualifying unforeseeable emergency, may require independent verification of the emergency, and may determine whether or not to provide the Participant with cash or Shares. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The number of Shares subject to the Participant’s DSU Award shall be reduced by any Shares distributed to the Participant and by a number of Shares having a Fair Market Value on the date of the distribution equal to any cash paid to the Participant pursuant to this Section. For all DSUs granted to Participants who are U.S. taxpayers, the term “unforeseeable emergency” shall be interpreted in accordance with Code Section 409A.

(e) Termination of Service. For purposes of this Section, a Participant’s “Continuous Service” shall only end when the Participant incurs a “separation from service” within the meaning of Treasury Regulations § 1.409A-1(h). A Participant shall be considered to have experienced a termination of Continuous Service when the facts and circumstances indicate that either (i) no further services will be performed for the Company or any Affiliate after a certain date, or (ii) that the level of bona fide services the Participant will perform after such date (whether as an Employee, Director, or Consultant) are reasonably expected to permanently decrease to no more than 50% of the average level of bona fide services performed by such Participant (whether as an Employee, Director, or Consultant) over the immediately preceding 36-month period (or full period of services to the Company and its Affiliates if the Participant has been providing such services for less than 36 months).

9. Performance and Cash-Settled Awards.

(a) Performance Units. Subject to the limitations set forth in paragraph (b) hereof, the Committee may in its discretion grant Performance Awards, including Performance Units to any Eligible Person, including Performance Unit Awards that (i) have substantially the same financial benefits and other terms and conditions as Options, SARs, RSUs, or DSUs, but (ii) are settled only in cash. All Awards hereunder shall be made pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan.

(b) Performance Compensation Awards. Subject to the limitations set forth in this Section, the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), and has terms and conditions designed to qualify as such. With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being defined below). Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance

(c) Limitations on Awards. The maximum Performance Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period, without regard to time of vesting or exercisability, shall not together exceed the limitation set forth in Section 3(b) above, as adjusted pursuant to Section 13 below (or, for Performance Units to be settled in cash, U.S. $2,000,000 determined on the Grant Date). The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will be credited as DSUs or as deferred cash compensation under a separate plan of the Company (provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments). Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Code Section 162(b).

(d) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): income or profit, including but not limited to basic, diluted, or adjusted earnings per share, earnings before interest, taxes, and/or other adjustments (in total or on a per share basis), basic or adjusted net income, gross margin, or similar income or profit measure; returns on equity, assets, capital, revenue or similar return measure; economic profit, economic value added, or similar measure of residual income; revenues or sales; working capital; cash usage; total stockholder return; and costs, product development, technology development, market share, research, securement of intellectual property rights, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(e) Deferral Elections. At any time prior to the date that is both at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to a Performance Award and at which time vesting or payment is substantially uncertain to occur, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 8 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to this Section.

10. Dividend Equivalent Rights. The Committee may grant Dividend Equivalent Rights to any Eligible Person, and may do either pursuant to an Award Agreement that is independent of any other Award, or through a provision in another Award (other than an Option or SAR) that Dividend Equivalent Rights attach to the Shares underlying the Award. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to a Restricted Stock Award, Restricted Stock Unit Award, Deferred Share Unit, or Performance Share Award.

(a) Nature of Right. Each Dividend Equivalent Right shall represent the right to receive amounts based on the dividends declared on Shares as of all dividend payment dates during the term of the Dividend Equivalent Right as determined by the Committee. Unless otherwise determined by the Committee, a Dividend Equivalent Right shall expire upon termination of the Participant’s Continuous Service, provided that a Dividend Equivalent Right that is granted as part of another Award shall expire only when the Award is settled or otherwise forfeited.

(b) Settlement. Unless otherwise provided in an Award Agreement, Dividend Equivalent Rights shall be paid out on the (i) on the record date for dividends if the Award occurs on a stand-alone basis, and (ii) on the vesting or later settlement date for another Award if the Dividend Equivalent Right is granted as part of it. Payment of all amounts determined in accordance with this Section shall be in Shares, with cash paid in lieu of fractional Shares, provided that the Committee may instead provide in an Award Agreement for cash settlement of all or part of the Dividend Equivalent Rights. Only the Shares actually issued pursuant to Dividend Equivalent Rights shall count against the limits set forth in Section 3 above.

(c) Other Terms. The Committee may impose such other terms and conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Award Agreement. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Awards. The Committee may also authorize, for any Participant or group of Participants, a program under which the payments with respect to Dividend Equivalent Rights may be deferred pursuant to the terms and conditions determined under Section 9 above.

11. Taxes; Withholding.

(a) General Rule. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company, nor any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold any Participant harmless from any or all of such taxes. The Company’s obligation to deliver Shares (or to pay cash) to Participants pursuant to Awards is at all times subject to their prior or coincident satisfaction of all required Withholding Taxes. Except to the extent otherwise either provided in an Award Agreement or thereafter authorized by the Committee, the Company or any Affiliate will satisfy required Withholding Taxes that the Participant has not otherwise arranged to settle before the due date thereof –

(i)	first from withholding the cash otherwise payable to the Participant pursuant to the Award;
(ii)

then by withholding and cancelling the Participant’s rights with respect to a number of Shares that (A) would otherwise have been delivered to the Participant pursuant to the Award, and (B) have an aggregate Fair Market Value equal to the Withholding Taxes (such withheld Shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of the withholding); and

(iii)	finally, withholding the cash otherwise payable to the Participant by the Company.

The number of Shares withheld and cancelled to pay a Participant’s Withholding Taxes will be rounded up to the nearest whole Share sufficient to satisfy such taxes, with cash being paid to the Participant in an amount equal to the amount by which the Fair Market Value of such Shares exceeds the Withholding Taxes.

(b) U.S. Code Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate (i) to exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

(c) Unfunded Tax Status. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Person pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Person any rights that are greater than those of a general creditor of the Company or any Affiliate, and a Participant’s rights under the Plan at all times constitute an unsecured claim against the general assets of the Company for the collection of benefits as they come due. Neither the Participant nor the Participant’s duly-authorized transferee or Beneficiaries shall have any claim against or rights in any specific assets, Shares, or other funds of the Company.

12. Non-Transferability of Awards.

(a) General. Except as set forth in this Section, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death Beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, by the duly-authorized legal representative of a holder who is Disabled, or by a transferee permitted by this Section.

(b) Limited Transferability Rights. The Committee may in its discretion provide in an Award Agreement that an Award in the form of a Non-ISO, Share-settled SAR, Restricted Shares, or Performance Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “ Immediate Family ” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

(c) Death. In the event of the death of a Participant, any outstanding Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution).

13. Change in Capital Structure; Change in Control; Etc.

(a) Changes in Capitalization . The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the exercise or other price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of cash or securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. In the event of a Change in Control but subject to the terms of any Award Agreements or employment-related agreements between the Company or any Affiliates and any Participant, each outstanding Award shall be assumed or a substantially equivalent award shall be substituted by the surviving or successor company or a parent or subsidiary of such successor company (in each case, the “Successor Company”) upon consummation of the transaction. Notwithstanding the foregoing, instead of having outstanding Awards be assumed or replaced with equivalent awards by the Successor Company, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions (with respect to any or all of the Awards, and with discretion to differentiate between individual Participants and Awards for any reason):

(i) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued pursuant to an Award shall lapse as to the Shares subject to such repurchase right;

(ii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards (with the Committee determining the amount payable to each Participant based on the Fair Market Value, on the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee);

(iii) terminate all or some Awards upon the consummation of the transaction, provided that the Committee shall provide for vesting of such Awards in full as of a date immediately prior to consummation of the Change in Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation;

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 13 above.

In the event the Administrator elects a method of payment that is intended to comply with Treasury Regulation section 1.409A-3(i)(5)(iv), the Administrator may provide that any payments that otherwise would be made after the five-year anniversary of the Change in Control Event shall be forfeited.

Unless otherwise expressly provided in an Award Agreement or in any employment-related agreement between the Company or any Affiliate and the Participant, in the event a Participant is Involuntarily Terminated on or within 12 months (or other period set forth in an Award Agreement) following a Change in Control, then any Award that is assumed or substituted pursuant to this Section shall accelerate and become fully vested (and become exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares underlying the Award shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s Involuntary Termination.

14. Termination, Rescission and Recapture of Awards.

(a) Each Award under the Plan is intended to align the Participant’s long-term interests with those of the Company. Accordingly, to the extent provided in an Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b), (c), and (e) hereof (collectively, the “Conditions”).

(b) A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c) Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d) Upon exercise, payment, or delivery of cash or Common Stock pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e) If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within one year after its termination for any reason, a Participant (x) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (y) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (z) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f) Within ten days after receiving notice from the Company of any such activity described in Section 14(e) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g) Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b), (c), or (e) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(h) All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i) If any provision within this Section is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law. Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section shall not be applicable to any Participant from and after his or her termination of Continuous Service after a Change in Control.

15. Recoupment of Awards. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any Award, if and to the extent –

(a) the granting, vesting, or payment of such Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(b) in the Committee’s view the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; and

(c) a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in clause (b) of this Section.

In each instance, the Committee will, to the extent practicable and allowable under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period.

16. Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

17. Administration of the Plan. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and may prescribe, amend, and rescind such rules, regulations, and procedures for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the Plan.

(a) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more executive officers to make Awards to Eligible Persons other than themselves. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi) to the extent consistent with the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii) to require, as a condition precedent to the grant, vesting, exercise, settlement, and/or issuance of Shares pursuant to any Award, that a Participant agree to execute a general release of claims (in any form that the Committee may require, in its sole discretion, which form may include any other provisions, e.g. confidentiality and restrictions on competition, that are found in general claims release agreements that the Company utilizes or expects to utilize);

(viii) in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement, or exercise of Award, such as a system using an internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant may be permitted through the use of such an automated system; and

(ix) to make all interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees.

(c) Local Law Adjustments and Sub-plans. To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub- plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries.

(d) Action by Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other employee of the Company or any Affiliate, the Company’s independent certified public accounts, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(e) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, and all determination the Committee makes pursuant to the Plan shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(f) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who in good faith takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

(g) Expenses. The expenses of administering the Plan shall be borne jointly and severally by the Company and its Affiliates.

18. Modification of Awards and Substitution of Options. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any change that the Plan would permit for a new Award. However, except in connection with a Change in Control or as approved by the Company’s stockholders for any period during which it is subject to the reporting requirements of the Exchange Act, the Committee may not cancel an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price, or granting a replacement award of a different type, or otherwise allowing for a “repricing” within the meaning of applicable federal securities laws. Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder unless either (i) the Participant provides written consent to the modification, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant.

19. Plan Amendment and Termination. The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to Section 13 above) unless such change is authorized by the stockholders of the Company. A termination or amendment of the Plan shall not materially and adversely affect a Participant’s vested rights under an Award previously granted to him or her, unless the Participant consents in writing to such termination or amendment. Notwithstanding the foregoing, the Committee may amend the Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof. Furthermore, neither the Company nor the Committee shall, without stockholder approval, either (a) allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures, or (b) cancel an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the Participant at a lower exercise price or granting a replacement award of a different type.

20. Term of Plan. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date ten years after its Effective Date as determined under Section 1(b) above. No Awards shall be made under the Plan after its termination.

21. Governing Law. The terms of this Plan shall be governed by the laws of the State of Delaware, within the United States of America, without regard to the State’s conflict of laws rules.

22. Laws and Regulations.

(a) General Rules. This Plan, the granting of Awards, the exercise of Options and SARs, and the obligations of the Company hereunder (including those to pay cash or to deliver, sell or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Law. In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Company may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to the Plan.

(b) Black-out Periods. Notwithstanding any contrary terms within the Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent that the Committee determines that doing so is either desirable or required in order to comply with applicable securities laws.

23. No Stockholder Rights. Neither a Participant nor any transferee or Beneficiary of a Participant shall have any rights as a stockholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to such Participant, transferee, or Beneficiary for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares or Restricted Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares underlying the Award (unless otherwise provided in the Award Agreement for Restricted Shares), notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan or an Award Agreement.

Appendix I: Definitions

As used in the Plan, the following terms have the meanings indicated when they begin with initial capital letters within the Plan:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a RSU, an Unrestricted Share, a DSU, a Performance Award, or Dividend Equivalent Rights, or any combination thereof, whether alternative or cumulative.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or receive payment or settlement under an Award after the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning set forth in any unexpired employment agreement between the Company and the Participant. In the absence of such an agreement, “Cause” means (i) gross negligence, willful misconduct, insubordination, or other material malfeasance or non-feasance by the Participant in the performance of his duties; (ii) the Participant’s unauthorized disclosure of confidential information about the Company; (iii) the Participant’s material breach of any employment, consulting, confidentiality, non-disclosure, non-competition or similar agreement between the Participant and the Company; (iv) the Participant’s conviction of, plea of nolo contendere to, or written admission of the commission of, a felony; (v) any act by the Participant involving fraud or misrepresentation with respect to his duties for the Company, which has resulted or likely will result in material damage to the Company; (vi) any act by the Participant constituting a failure to follow the directions of the either the Company’s Chief Executive Officer or the Board, provided that, the Board provides written notice of such failure to the Participant and the failure continues for fifteen (15) days after the Executive’s receipt of such notice; (vii) the Participant’s material breach of any provision of the Plan or any Award Agreement; (viii) any act of Participant involving moral turpitude that adversely affects Participant’s ability to serve the Company; (ix) Participant’s violation of any federal, state or local law or regulation applicable to the Company or its businesses that causes material injury to the Company (including, without limitation, the reputation of the Company) or Participant’s intentional or knowing violation of any law or regulation applicable to the Company; or (x) Participant’s conduct that constitutes a material breach of any statutory or common law duty of loyalty to the Company. For purpose of this paragraph, no act or failure to act by the Participant shall be considered “willful” if such act or failure to act was in good faith and with the reasonable belief that the act or omission was in the best interests of the Company, or occurred at the direction of the Board. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate. Furthermore, a Participant’s Continuous Service shall be deemed to have terminated for Cause within the meaning hereof if, at any time (whether before, on, or after termination of the Participant’s Continuous Service), facts or circumstances are discovered that would have justified a termination for Cause.

“Change in Control” means, unless another definition is set forth in an Award Agreement, the first of the following to occur after the Effective Date:

(i) Acquisition of Controlling Interest. Any Person (other than Persons who are Employees at any time more than one year before a transaction) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, (i) securities acquired from the Company by or for the Person shall not be taken into account, and (ii) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be a Change in Control, as reasonably determined by the Board.

(ii) Change in Board Control. During any consecutive two-year period commencing after the date of adoption of this Plan, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined in the next sentence) cease for any reason to constitute a majority of the Board. A new Director shall be considered an “approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board.

(iii) Merger. The Company consummates a merger, or consolidation of the Company with the any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 % of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person

(other than Persons who are Employees at any time more than one year before the transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50 % or more of the combined voting power of the Company’s then outstanding securities.

(iv) Sale of Assets. The stockholders of the Company approve an agreement for the sale of disposition by the Company of all, or substantially all, of the Company’s assets.

(v) Liquidation or Dissolution. The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of either (i) the Company’s initial public offering of its Shares, or (ii) any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in any entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or its successor, provided that the term “Committee” means (i) the Board when acting at any time in lieu of the Committee, (ii) with respect to any decision involving an Award intended to satisfy the requirements of Code Section 162(m), a committee consisting of two or more Directors of the Company who are “outside directors” within the meaning of Code Section 162(m), and (iii) with respect to any decision relating to a Reporting Person, a committee consisting of solely of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means Gevo, Inc., a Delaware corporation; provided that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Company Stock” means common stock of the Company. In the event of a change in the capital structure of the Company affecting the common stock (as provided in Section 13), the Shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

“Consultant” means any person (other than an Employee or Director), including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination, as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) transfers between locations of the Company or between the Company and its Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave). Notwithstanding anything to the contrary contained in the Plan, an Investor Director Provider shall be deemed to have Continuous Service for so long as the Investor Director Provider makes available for service as a member of the Board at least one individual who provides services to, owns equity interests in, or is otherwise employed by, such investor or any of its Affiliates.

“Deferred Share Units” or “DSUs” mean Awards pursuant to Section 8 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means (i) for an ISO, that the Participant is disabled within the meaning of Code section 22(e)(3), and (ii) for other Awards, a condition under which that the Participant –

(i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.

“Dividend Equivalent Rights” means Awards pursuant to Section 10 of the Plan, which may be attached to other Awards.

“Eligible Person” means any Consultant, Director, Investor Director Provider, or Employee and includes non-Employees to whom an offer of employment has been or is being extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Employer” means the Company and each Subsidiary and Affiliate that employs one or more Participants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the fair market value of the Company Stock as of such date based on the then prevailing prices of the Company Stock on the New York Stock Exchange, the American Stock Exchange, NASDAQ or such other stocks exchange as the Company Stock is then listed for trading (and, if none, as determined by the Committee in good faith based on relevant facts and circumstances).

“Grant Date” means the later of (i) the date designated as the “Grant Date” within an Award Agreement, and (ii) date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practical thereafter the Committee both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.

“Incentive Stock Option” (or “ISO”) means, an Option that qualifies for favorable income tax treatment under Code Section 422.

“Investor Director Provider” means any investor in the Company (or Affiliate of such investor) (a) an employee, direct or indirect owner or service provider of which serves as a Director and (b) with respect to which investor, such Director and such investor (or Affiliate) agree that the investor (or Affiliate) will receive any Awards that such Director otherwise would receive.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control:

(i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or

(ii) voluntary resignation by the Participant through the following actions: (1) the Participant provides the Company with written notice of the existence of one of the events, arising without the Participant’s consent, listed in clauses (A) through (C), below within thirty (30) days of the initial existence of such event; (2) the Company fails to cure such event within thirty (30) days following the date such notice is given; and (3) the Participant elects to voluntarily terminate employment within the ninety (90) day period immediately following such event. The events include: (A) a material reduction in the Participant’s authority, duties, and responsibilities , (B) the Participant being required to relocate his place of employment, other than a relocation within fifty (50) miles of the Participant’s principal work site at the time of the Change in Control, or (C) a material reduction in the Participant’s Base Salary other than any such reduction consistent with a general reduction of pay for similarly-situated Participants.

“Non-ISO” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement.

“Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

“Participant” means any Eligible Person who holds an outstanding Award.

“Performance Awards” mean Awards granted pursuant to Section 9.

“Performance Unit” means an Award granted pursuant to Section 9(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this Gevo, Inc. 2010 Stock Incentive Plan.

“Prior Plan” means the Gevo, Inc. 2006 Omnibus Securities and Incentive Plan.

“Recapture” and “Rescission” have the meaning set forth in Section 14 of the Plan.

“Reimbursement” has the meaning set forth in Section 15 of the Plan.

“Reporting Person” means an Employee, Director, or Consultant who is subject to the reporting requirements set forth under Rule 16b-3.

“Restricted Share” means a Share of Company Stock awarded with restrictions imposed under Section 7.

“Restricted Share Unit” or “RSU” means a right granted to a Participant to receive Shares or cash upon the lapse of restrictions imposed under Section 7.

“Retirement” means a Participant’s termination of employment after age 65.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Share” means a share of Common Stock of the Company, as adjusted in accordance with Section 13 of the Plan.

“SAR” or “Share Appreciation Right” means a right to receive amounts awarded under Section 6.

“Ten Percent Holder” means a person who owns (within the meaning of Code Section 422) stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company.

“Unrestricted Shares” mean Shares (without restrictions) awarded pursuant to Section 7 of the Plan.

“Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with any Award.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000290472_1 R1.0.1.25 GEVO, INC 345 INVERNESS DRIVE SOUTH BUILDING C, SUITE 310 ENGLEWOOD, CO 80112 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1A William H. Baum 1B Gary W. Mize The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To amend the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan to increase the number of shares issuable under the plan by 3,000,000 shares. 3 To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. NOTE: To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000290472_2 R1.0.1.25 You can find directions to our offices for the meeting by visiting our website at http://www.gevo.com/contact Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement, Telephone/Internet insert (BR supplied) is/are available at www.proxyvote.com GEVO, INC Annual Meeting of Stockholders June 15, 2016 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Michael J. Willis and Geoffrey T. Williams, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of GEVO, INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, MDT on 6/15/2016, at 345 INVERNESS DRIVE SOUTH, BUILDING C, SUITE 310, ENGLEWOOD, CO 80112, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side